SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SHORE BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

18 E. Dover Street
Easton, Maryland 21601

Dear Fellow Shareholder:
It is my pleasure to invite you to join us at the 2025 Annual Meeting of Shareholders (our “Annual Meeting”) of Shore Bancshares, Inc. (the “Company”) to be held online via a live audio webcast at 9:30 a.m., Eastern Time, on Thursday, May 29, 2025. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHBI2025. We encourage shareholders to log in to the website and access the webcast approximately 15 minutes before the start of the Annual Meeting. Shareholders will be able to listen, vote and submit questions during the virtual Annual Meeting.
In order to simply and effectively explain the matters to be addressed at our Annual Meeting, we have included a Proxy Statement Summary starting on page 1 that highlights the detailed information included in the Proxy Statement. We have also included an Executive Compensation Discussion and Analysis that begins on page 27, which discusses how our executives’ pay is linked to our performance and clearly explains our executive compensation philosophy and practices. We, together with our Board of Directors (the “Board”), feel that it is important to provide you with the information you are looking for in a way that is easy to understand.
At this year’s Annual Meeting, we will vote on the election of four Class I directors to serve for a three-year term ending at the 2028 annual meeting of shareholders, the approval of the Shore Bancshares, Inc. 2025 Equity Incentive Plan, the approval of the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan, the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm and the adoption of a non-binding advisory resolution approving the compensation of the Company’s named executive officers. In addition, we will transact any other business that may properly come before the Annual Meeting and at any adjournments or postponements thereof. The Board is not aware of any other business that will be presented for consideration at the Annual Meeting.

We are distributing our proxy materials to shareholders via the internet under the “Notice and Access” rules of the U.S. Securities and Exchange Commission. We believe this expedites shareholders’ receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. As a result, we are mailing to many shareholders a Notice of Internet Availability of Proxy Materials (“Notice”), rather than a paper copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Notice contains instructions on how to access the proxy materials online, vote online and obtain, if desired, a paper copy of our proxy materials.
Your vote is very important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the Annual Meeting, so that your shares of common stock will be represented and voted at the Annual Meeting even if you cannot attend.
Sincerely,
James M. Burke
President and Chief Executive Officer

April 15, 2025

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders to be Held on May 29, 2025:
The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 are available at:
https://shorebancshares.com

Information on this website, other than the Proxy Statement, is not a part of the enclosed Proxy Statement.

18 E. Dover Street
Easton, Maryland 21601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders (our “Annual Meeting”) of Shore Bancshares, Inc. (the “Company”) will be held online this year via a live audio webcast at 9:30 a.m., Eastern Time, on Thursday, May 29, 2025, for the following purposes:
1.To elect four Class I directors to serve for a three-year term ending at the 2028 annual meeting of shareholders;
2.The approval of the Shore Bancshares, Inc. 2025 Equity Incentive Plan;

3.The approval of the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan;

4.To ratify the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025; and

5.To adopt a non-binding advisory resolution approving the compensation of the named executive officers.
The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by shareholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.
The Board recommends that you vote “FOR” each of the director nominees and “FOR” proposals 2, 3, 4 and 5.
Only shareholders of record as of the close of business on April 1, 2025 are entitled to receive notice of, to attend and to vote at the Annual Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Annual Meeting and how to direct the vote of your shares, and you are welcome to attend the Annual Meeting, all as described in more detail in the Proxy Statement Summary section of the attached Proxy Statement. Additional information regarding the admission policy and procedures for attending the virtual Annual Meeting are also described more fully in the accompanying Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 29, 2025. The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, is available on our corporate website at https://shorebancshares.com.
By Order of the Board of Directors,
Andrea E. Colender
Secretary and Chief Legal Officer
April 15, 2025

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TABLE OF CONTENTS
i

PROXY STATEMENT SUMMARY
This summary highlights information about Shore Bancshares, Inc. (the “Company,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement for the Shore Bancshares, Inc. 2025 Annual Meeting of Shareholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Definitive Proxy Statement (“Proxy Statement”) carefully before voting. This Proxy Statement and the form of proxy are first being sent to shareholders on or about April 15, 2025.
Annual Meeting Information

Time and Date
9:30 a.m., May 29, 2025
Place
The Annual Meeting will be completely virtual and held via a live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHBI2025. We encourage shareholders to log in to the website and access the webcast approximately 15 minutes before the Annual Meeting starts at 9:30 a.m., Eastern Time.
Record Date April 1, 2025 Number of Common Shares Eligible to Vote at the Annual Meeting as of the Record Date 33,374,265
Instructions for the Virtual Annual Meeting
This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live audio webcast. We have adopted a virtual format for the Annual Meeting to make participation accessible for shareholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all shareholders regardless of their location.
To participate in the virtual Annual Meeting, please visit www.virtualshareholdermeeting.com/SHBI2025 and enter your 16- digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), on your proxy card, or on the instructions that accompanied your proxy materials. We encourage shareholders to log in to the website and access the webcast approximately 15 minutes before the Annual Meeting starts at 9:30 a.m., Eastern Time. The meeting will begin promptly at 9:30 a.m. Eastern Time on May 29, 2025. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Whether or not you participate in the virtual meeting, it is important that your shares be part of the voting process. You may log on to www.proxyvote.com and enter your 16-digit control number. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
This year’s shareholders question and answer session will include questions submitted live during the Annual Meeting. Questions may be submitted during the Annual Meeting through the question/chat pane of your control panel.
Voting Agenda and Board Recommendations

Proposals For Your Vote		Board Recommendation	Page
1.	Election of Directors	FOR each nominee	7
2.	The approval of the Shore Bancshares, Inc. 2025 Equity Incentive Plan	FOR	48
3.	The approval of the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan	FOR	55
4.	The ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	58
5.	Adopt a non-binding advisory resolution approving the compensation of the named executive officers	FOR	60

Questions and Answers About These Proxy Materials and Voting
1.What is the Notice of Internet Availability of Proxy Materials that I received in the mail and why am I receiving it?
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), except for shareholders who have requested otherwise, we have generally mailed to our shareholders a Notice of Internet Availability. The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.
Our Board provided the Notice of Internet Availability and is making the proxy materials available to you in connection with our Annual Meeting, which will take place on May 29, 2025. As a shareholder, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.
2.What information is contained in the Proxy Statement?
This Proxy Statement describes the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and executive officers, and certain other required information.
3.How can I access the Company’s proxy materials electronically?
The Proxy Statement and 2024 Annual Report are available on our corporate website at https://shorebancshares.com.
4.What does it mean if I receive more than one Notice of Internet Availability or set of the proxy materials?
It means your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a Notice of Internet Availability or set of proxy materials.
5.Who is soliciting my vote pursuant to this Proxy Statement?
Our Board is soliciting your vote at the Annual Meeting.

6.Who is entitled to vote?
Only shareholders of record at the close of business on April 1, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.
7.How many shares are eligible to be voted?
As of the Record Date, we had 33,374,265 shares of common stock, par value $0.01 per share (“Common Stock”) outstanding. Each outstanding share of our Common Stock will entitle its holder to one vote on each of the director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.
8.What am I voting on?
You are voting on the following matters:
•the election of four Class I directors to serve for a three-year term ending at the 2028 annual meeting of shareholders (Proposal 1);
•the approval of the Shore Bancshares, Inc. 2025 Equity Incentive Plan (Proposal 2);

•the approval of the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan (Proposal 3);

•the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 4); and

•the adoption of a non-binding advisory resolution approving the compensation of the named executive officers (Proposal 5).
9.How does our Board recommend that I vote?
Our Board recommends that shareholders vote their shares as follows:
•“FOR” each director nominee;
•“FOR” the approval of the Shore Bancshares, Inc. 2025 Equity Incentive Plan;

•“FOR” the approval of the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan;

•“FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•“FOR” the adoption of a non-binding advisory resolution approving the compensation of the named executive officers.
10.How many votes are required to hold the Annual Meeting and what are the voting procedures?
Quorum Requirement: The presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. In the event there are not sufficient shares present for a quorum, or to approve or ratify any matter being presented at the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.
Required Votes to Approve Each Proposal: Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting. If there is a quorum at the Annual Meeting, the matters to be voted upon by the shareholders require the following votes for such matter to be approved:
Election of Directors (Proposal 1): Directors are elected by a plurality of all votes cast at the Annual Meeting. Withholding of a vote, abstentions and broker non-votes will have no effect on the outcome of this vote, although they are counted towards establishing a quorum for the Annual Meeting.
Approval of the Shore Bancshares, Inc. 2025 Equity Incentive Plan (Proposal 2): The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for approval of the Shore Bancshares, Inc. 2025 Equity Incentive Plan. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on Proposal 2.
Approval of the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan (Proposal 3): The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for approval of the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on Proposal 3.
Ratification of the Appointment of the Independent Registered Public Accounting Firm (Proposal 4): The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for ratification of the appointment of Crowe LLP as our independent registered public accounting firm. Abstentions will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on Proposal 4.
Advisory Vote on the Compensation of our Named Executive Officers (Proposal 5): The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for approval, on an advisory basis, of the compensation of our named executive officers. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on Proposal 5. The vote with respect to Proposal 5 is not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the results of the vote and take it into consideration when making future decisions regarding compensation of the Company’s named executive officers.

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. Proposals 1, 2, 3 and 5 are “non-routine” matters.
11.How do I attend the Annual Meeting?
Shareholders of record who choose to attend, vote, and submit questions during the Annual Meeting must visit www.virtualshareholdermeeting.com/SHBI2025 and enter your 16-digit control number included on your Notice of Internet Availability, on your proxy card, or on the instructions that accompanied your proxy materials. We encourage shareholders to log in to the website and access the webcast approximately 15 minutes before the Annual Meeting starts at 9:30 a.m., Eastern Time.
12.How can I vote? Must I attend the Annual Meeting to do so?
If you are a shareholder of record, you may vote at the Annual Meeting on May 29, 2025, or you may direct how your shares are voted without attending the Annual Meeting in one of the other following ways:
•Internet. You can submit a proxy over the Internet to vote your shares at the Annual Meeting by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials.
•Telephone. If you requested and received a printed set of the proxy materials, you can submit a proxy over the telephone to vote your shares at the Annual Meeting by following the instructions provided on the proxy card or voting instruction form enclosed with the proxy materials you received. If you received a Notice of Internet Availability only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the Notice of Internet Availability.
•Mail. If you requested and received a printed set of the proxy materials, you can submit a proxy by mail to vote your shares at the Annual Meeting by completing, signing and returning the proxy card or voting instruction form enclosed with the proxy materials you received.
Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.
13.    How may participants vote shares of Shore Bancshares, Inc. common stock allocated to their account in the     terminated Community Bank of the Chesapeake Employee Stock Ownership Plan (the “ESOP”)?

The ESOP was terminated in connection with our merger with The Community Financial Corporation (“Community Financial”) and an application for a favorable determination letter was filed with the Internal Revenue Service (the “IRS”) following the merger. The Company received a favorable determination letter on the ESOP in the first quarter of 2025 and will mail distribution materials to ESOP participants in the second quarter of 2025. If you are a participant in the ESOP the proxy card you receive will reflect all the shares of Company Common Stock for which you have the right to give voting instructions to the ESOP trustee. If you do not direct the ESOP trustee how to vote the shares allocated to your ESOP account by May 22, 2025, the ESOP trustee will vote your shares in accordance with the terms of the ESOP.
The deadline to provide your voting instructions to the ESOP trustee is May 22, 2025.

14. How may an ESPP participant who purchased shares of Company Common Stock through the ESPP vote their shares     at the Annual Meeting?

Shares of Company Common Stock purchased through the ESPP will be noted on your proxy card. Equiniti Trust Company, LLC will direct the voting of your shares of Company Common Stock to the transfer agent. If you don’t submit your proxy card your ESPP shares will not be voted at the Annual Meeting.

The deadline to provide your voting instructions on the shares purchased through the ESPP administrator is May 22, 2025.

15.    How may a shareholder nominate someone at the Meeting to be a director or bring any other business before the Meeting?

The Company’s Second Amended and Restated By-Laws, as amended (the “Bylaws”) require advance notice to the Company if a shareholder intends to nominate someone for election as a director or to bring other business before the Annual Meeting. Such a notice may be made only by a shareholder of record within the time period established in the Bylaws. See the section of this Proxy Statement captioned “Shareholder Proposals for the 2026 Annual Meeting” for more information.
16.    How do I request electronic or printed copies of this and future proxy materials?

You may request and consent to delivery of electronic or printed copies of future proxy statements, annual reports and other shareholder communications by:
•visiting www.ProxyVote.com or
•calling 1-800-579-1639, or
•sending an email to sendmaterial@proxyvote.com.
When requesting copies of proxy materials and other shareholder communications, you should have available the control number located on the Notice of Internet Availability or proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.
17.    What happens if my shares are held in street name?

If you have selected a broker, bank, or other intermediary to hold your shares of Common Stock, rather than having the shares directly registered in your name with our transfer agent, you will receive separate instructions directly from your broker, bank, or other intermediary in order to vote your shares. If you, as the beneficial owner of the shares of Common Stock, do not submit voting instructions to the organization that holds your shares, that organization may still be permitted to vote your shares. In general, the organization that holds your shares of Common Stock may generally vote on routine matters. However, absent specific instructions from beneficial owners, brokers may not vote for non-routine matters. Proposal 1, the election of directors, Proposal 2, the approval of the Shore Bancshares, Inc. 2025 Equity Incentive Plan, Proposal 3, the approval of the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan and Proposal 5, the advisory approval of the compensation of our named executive officers are non-routine matters. Therefore, there may be broker non- votes with respect to Proposals 1, 2, 3 and 5. Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.
Please note that if your shares are held in street name and you wish to attend and vote your shares at the Annual Meeting, you must log into the Annual Meeting as a shareholder using your valid control number included in your proxy materials.
18.    What steps can I take if I want to revoke my proxy?
Any shareholder giving a proxy may revoke it at any time by submission of a later dated proxy, subsequent Internet or telephonic proxy, or by written notice delivered to Christy Lombardi, our Executive Vice President and Chief Human Resources Officer of the Company, at the Company’s address listed above or at the Annual Meeting. Shareholders entitled to vote at the Annual Meeting who attend may revoke any proxy previously granted and vote in person at the Annual Meeting by written ballot. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments or postponements of the Annual Meeting.
All properly executed proxies received pursuant to this solicitation will be voted as directed by the shareholder on the proxy. If no direction is given, the proxy will be voted “FOR” all nominees named in Proposal 1, “FOR” the approval of the Shore Bancshares, Inc. 2025 Equity Incentive Plan as described in Proposal 2, “FOR” the approval of the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan as described in Proposal 3, “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 as described in Proposal 4, and “FOR” the adoption of a non-binding advisory resolution approving the compensation of the named executive officers as described in Proposal 5.

19.    How are the votes tabulated?
We have appointed Christy Lombardi, our Executive Vice President and Chief Human Resources Officer, as Inspector of Election of the Annual Meeting and to tabulate the votes and certify the voting results. We intend to publish the final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.
20.    Who pays the cost of this solicitation?
We will pay the cost of this solicitation. In addition, arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by our officers and employees who will not be additionally compensated therefor.

PROPOSAL 1: ELECTION OF DIRECTORS
Classification of the Company’s Directors
In accordance with the terms of the Company’s Amended and Restated Articles of Incorporation, as amended and supplemented (the “Charter”), our Board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms, as follows:
•The Class I directors are William E. Esham, III, John A. Lamon, III, Frank E. Mason, III, Rebecca M. McDonald, Mary Todd Peterson and Esther A. Streete, whose terms will expire at the Annual Meeting;
•The Class II directors are Michael B. Adams, James M. Burke, Louis P. Jenkins, Jr., David S. Jones, Clyde V. Kelly, III, David W. Moore, Austin J. Slater, Jr. and Dawn M. Willey, whose terms will expire at the annual meeting of shareholders to be held in 2026; and
•The Class III directors are R. Michael Clemmer, Jr., Alan J. Hyatt, E. Lawrence Sanders, III and Konrad M. Wayson, whose terms will expire at the annual meeting of shareholders to be held in 2027.
Following the July 2023 merger with Community Financial, the Board evaluated the number of members serving on the Board and determined to decrease the size from 20 to 18 directors effective as of the 2024 annual meeting of shareholders. The Board has determined to further decrease the number of members serving on the Board from 18 to 16 directors effective at the Annual Meeting. In connection with the plan to reduce the size of the Board, Mr. Mason and Ms. Peterson were not nominated for re-election to the Board at the Annual Meeting. The Board currently expects that the size of the Board may be further reduced in future years to as few as 13 members. As a result, the Board has determined not to balance the class sizes at this time. The plan to reduce the size of the Board is subject to the Board’s further evaluation and discretion. Changes to the size of the Board will be structured so that, over time, the number of directors in each Board class will be as nearly equal as possible.
Election Procedures; Term of Office
At each annual meeting of shareholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor. Any change in the Board resulting from an increase or decrease in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Board Composition
Our 18 directors comprise a well-balanced Board.

Board of Directors Overview
Ages as of December 31, 2024

M = Member
C = Chair

(1)    As part of the plan to reduce the size of the Board as discussed in Proposal 1, Mr. Mason and Ms. Peterson were not nominated for re-election and their terms will end at the Annual Meeting.

Board Skills and Experience Matrix
Our Board members have a broad set of qualifications, attributes, skills and experience that are well suited to oversee the Company’s strategy and operations. A summary of the attributes and qualifications of our directors is presented below. These skills collectively allow our directors to effectively oversee the Company and create an engaged, effective, and strategically-oriented Board.

Nomination Process
The Governance Committee is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The Governance Committee will from time to time review and consider candidates recommended by shareholders. Shareholder recommendations should be submitted in writing to: Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601, Attn: Andrea E. Colender, Secretary; and must specify (i) the recommending shareholder’s contact information, (ii) the class and number of shares of capital stock beneficially owned by the recommending shareholder, (iii) the name, address and credentials of the candidate for nomination, and (iv) the candidate’s consent to be considered as a candidate.
Whether recommended by a shareholder or chosen independently by the Governance Committee, a candidate will be selected for nomination based on his or her talents, skills, expertise and the needs of the Board. The Governance Committee’s goal in selecting nominees is to identify persons who have business and other ties to the communities and industries we serve, and who have skills, education and other attributes that will meet the needs of the Board at that time and, generally, that are complimentary to the skills and attributes possessed by existing directors. When searching for and appointing directors to fill a particular committee position, the Governance Committee searches for persons who will meet the independence standards required for those committees and who possess skills and attributes that will allow the committee to be effective. The Governance Committee also strives to select individuals who it believes will work well with the other directors at the highest level of integrity and effectiveness.
A candidate, whether recommended by a shareholder or otherwise, will not be considered for nomination unless he or she is of good character and is willing to devote adequate time to Board duties. In assessing the qualifications of potential candidates, the Governance Committee will also consider the candidate’s experience, judgment, and civic and community relationships, and experience among existing directors. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise, or independence from the Company.
It should be noted that a shareholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a shareholder will be approved by the Governance Committee or nominated by the Board. A shareholder who desires to nominate a candidate for election may do so only in accordance with Article II, Section 4 of our Bylaws which provides that directors may be nominated by shareholders by written request to the Secretary of the Company received not less than 120 days nor more than 180 days prior to the date fixed for the meeting. Additional time constraints are applicable in the cases of a change in shareholder meeting date or a special meeting called for the purpose of electing directors. As provided in the Bylaws, the notice of nomination must specify: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of our capital stock owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of our capital stock owned by the notifying shareholder; (f) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director; (g) a description of all arrangements or understandings between such notifying shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such notifying shareholder; (h) a representation that such notifying shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (i) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee.
Nominees for Election
Our Board has approved the nomination of William E. Esham, III, John A. Lamon, III, Rebecca M. McDonald and Esther A. Streete for re-election as Class I directors at the Annual Meeting.
Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “Qualifications of 2025 Director Nominees and Continuing Directors.” Ages presented are as of December 31, 2024.
Vote Required for Approval. Directors are elected by a plurality of all votes cast on the proposal at the Annual Meeting. Withholding of a vote, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on this proposal.
The Board of Directors recommends a vote “FOR” the election of each of the nominees.
Qualifications of 2025 Director Nominees and Continuing Directors
Class I Directors Nominees

WILLIAM E. ESHAM, III Age: 59 Director Since: 2020 Committees: Compensation Executive
Mr. Esham was appointed to serve as a director of both the Company and the Bank in June of 2020. Mr. Esham is a partner in the law firm of Ayres, Jenkins, Gordy & Almand, P.A., specializing in real estate law, located in Ocean City, Maryland. Mr. Esham also serves on the Board of Trustees for Worcester Preparatory School and the Board of Directors for Atlantic General Hospital. Mr. Esham holds a Bachelor of Arts from Washington and Lee University and a Juris Doctor from University of Baltimore.
In nominating Mr. Esham, the Governance Committee considered as important factors Mr. Esham’s legal expertise in real estate law and his prior bank board of director experience with Shore Bank during the period of 2012-2016 (which was acquired by Xenith Bank in 2016) and Peninsula Bank's Advisory Board during the period of 1996-2006.

JOHN A. LAMON, III Age: 67 Director Since: 2021 Committees: Compensation Governance
Mr. Lamon joined the Company’s Board on November 1, 2021, as a result of the merger between the Company and Severn Bancorp, Inc. (“Severn”). Prior to joining the Company’s Board, Mr. Lamon served as a director of Severn since 2009 and a director of Severn Savings Bank, FSB (“Severn Bank”), since 2008. Mr. Lamon currently serves as the Director of Business Development for Ironmark, a leading marketing agency in Maryland. Prior to this position, Mr. Lamon was the President and Owner of John A. Lamon & Associates, a promotional marketing company, before selling the business to G&G Outfitters, Inc. After the company sold, Mr. Lamon remained employed as a Senior Account Executive until 2000. Mr. Lamon received his Bachelor of Arts degree from the University of Maryland, College Park, where he was a two-time All American lacrosse player. Mr. Lamon received the Willis Bilderback Volunteer Award and the Wille Gateau Youth Services Award. Mr. Lamon has served on various boards including, St. Mary’s School, The Annapolis Touchdown Club, St. Mary’s Royal Blue Club and the University of Maryland M Club.
In nominating Mr. Lamon, the Governance Committee considered as important factors Mr. Lamon’s business and marketing experience, which is important to the oversight of the Company’s financial reporting, and enterprise and operational risk management.

REBECCA MIDDLETON MCDONALD, CPA Age: 51 Director Since: 2023 Committees: Audit Board Risk Oversight Strategic Initiatives & Technology
Ms. McDonald was appointed as a director of the Company and the Bank in 2023 as a result of the merger between the Company and Community Financial. Prior to joining the Company’s Board, Ms. McDonald served as a director of Community Financial and Community Bank of the Chesapeake since 2020. She is a managing director at Cherry Bekaert Advisory, LLC a national business advisory firm. She has 30 years of experience providing accounting advisory services and financial transformation support to both private and public companies. Ms. McDonald specializes in a range of services, such as outsourced and project based accounting, SEC reporting, audit and IPO readiness, internal control and process improvement analysis, and due diligence support for mergers and acquisitions. Ms. McDonald has also held various finance roles with a publicly traded company. Ms. McDonald is a member of the American Society of Certified Public Accountants. She serves as the Treasurer on the Board of Trustees of Commonwealth Academy. Ms. McDonald holds a Bachelor of Science from Elon University.
In nominating Ms. McDonald, the Governance Committee considered as important factors Ms. McDonald’s extensive audit, public accounting, and executive level experience. Ms. McDonald’s proficiencies provide the Board with a skill set critical to successfully operating the Company and Bank.

ESTHER A. STREETE Age: 48 Director Since: 2022 Committees: Audit Executive
Ms. Streete was appointed to serve as a director of both the Company and the Bank on August 1, 2022. Ms. Streete is a Principal at McNamee Hosea, a full-service Maryland business law firm. She has worked at McNamee Hosea since 2005. She is a Certified Public Accountant (CPA) and an attorney who specializes in tax, estate & business planning, business succession planning, estate administration, probate and trust administration. Ms. Streete has affiliations with the Maryland Association of Certified Public Accountants, Maryland State Bar Association, and Anne Arundel County Bar Association. Ms. Streete holds a Bachelor of Science from Frostburg State University, a Juris Doctor from the University of Maryland School of Law and a Master of Laws in Taxation from the University of Baltimore School of Law.
In nominating Ms. Streete, the Governance Committee considered as important Ms. Streete’s experience as an attorney, certified public accountant, and her expertise in financial planning, estate and trust administration.

Continuing Directors
Class II Directors

MICHAEL B. ADAMS Age: 58 Director Since: 2023 Committees: Executive Strategic Initiatives & Technology (Chair)
Mr. Adams was appointed as a director of the Company and the Bank in 2023 as a result of the merger between the Company and Community Financial. Prior to joining the Company’s Board, Mr. Adams served as a director of Community Financial and Community Bank of the Chesapeake since 2021. He is the President of JON Properties, LLC., a full service commercial real estate company in Fredericksburg, Virginia. JON Properties has won numerous awards, particularly for its work on Historic Renovation and tax credit projects in the Fredericksburg, Virginia region. Mr. Adams founded JON Properties in 2006. It is located at 900 Princess Anne Street Fredericksburg, VA 22401. Prior to starting JON Properties, Mr. Adams worked at WEB Equipment, Inc., a dealer in rough terrain forklifts. Mr. Adams served as President of WEB Equipment, Inc. from 1995 to 2006. Mr. Adams serves, or has served, on numerous boards of community organizations. These include the Fredericksburg Rotary Club, the Cal Ripken, Sr. Foundation, the Fredericksburg Area Museum, the Central Virginia Housing Coalition, Loisann’s Hope House and the Germanna Community College Education Foundation. Mr. Adams is also a member of the Fredericksburg Builders Association, the National Association of Home Builders, the Fredericksburg Realtors Association and the National Realtors Association. Mr. Adams attended Prince George’s Community College and the University of Maryland where he studied business management. Mr. Adams holds a Class A General Contractors License and is a licensed real estate broker in the state of Virginia.
Mr. Adams’ qualifications to serve on our Board include his management and strategic knowledge through his experience as founder and owner of a local business. His experience as a business owner adds valuable expertise regarding local issues and provides first-hand understanding of the needs of business owners in the environment in which the Bank operates.

JAMES M. BURKE Age: 56 Director Since: 2023
Mr. Burke was appointed President and Chief Executive Officer (“CEO”) and director of the Company and the Bank on July 1, 2023 as a result of the merger between the Company and Community Financial. Prior to the merger, Mr. Burke served as the President and CEO and director of Community Financial and Community Bank of the Chesapeake. Mr. Burke has over 30 years of banking experience. He currently serves on the Board of Directors of the Federal Home Loan Bank of Atlanta. Mr. Burke is the former Chairman of the Board of Directors of University of Maryland Charles Regional Medical Center, former Chairman of the Board of Directors for St. Mary’s Ryken High School, Trustee for Historic Sotterley and is active in other civic groups. Mr. Burke is a Maryland Bankers School graduate and holds a Bachelor of Arts from High Point University. He is also a graduate of the East Carolina Advanced School of Commercial Lending and attended the Harvard Business School Program on Negotiation.

Mr. Burke’s qualifications to serve on our Board include his extensive experience in the banking industry that affords our Board valuable insight regarding the business and operations of the Bank and the Company. Mr. Burke’s strategic leadership abilities, financial acumen and knowledge of the Company’s and the Bank’s business position him well to serve as President and CEO and as a director.

LOUIS P. JENKINS, JR. Age: 53 Director Since: 2023 Committees: Compensation (Chair) Executive Governance
Mr. Jenkins was appointed as a director of the Company and the Bank in 2023 as a result of the merger between the Company and Community Financial. Prior to joining the Company’s Board, Mr. Jenkins served as a director of Community Financial and Community Bank of the Chesapeake since 2000. He is the principal of Jenkins Law Firm, LLC, located in La Plata, Maryland. Before entering private practice, Mr. Jenkins served as an Assistant State’s Attorney in Charles County, Maryland from 1997 to 1999. In addition to his private practice, Mr. Jenkins serves as Court Auditor for the Circuit Court for Charles County, Maryland. From 2017-2019, Mr. Jenkins served as a member of the Board of Directors of the University of Maryland Medical System. Mr. Jenkins has also served as a board member of several other public service organizations including the University of Maryland Charles Regional Medical Center, Southern Maryland Chapter of the American Red Cross, Charles County Chamber of Commerce and the Charles County Bar Association.
Mr. Jenkins’ qualifications to serve on our Board include his experience as an attorney, which provides the Board with substantial knowledge regarding issues facing the Company and the Bank. In addition, Mr. Jenkins brings a critical perspective to the lending and governance function of the Company and the Bank. Mr. Jenkins’ experience in the public sector adds valuable expertise regarding local issues and provides first-hand understanding of the local political and business environment in which the Bank operates.

DAVID S. JONES Age: 65 Director Since: 2021 Committees: Compensation Governance
Mr. Jones joined the Company’s Board on November 1, 2021, as a result of the merger between the Company and Severn. Prior to joining the Company’s Board, Mr. Jones served as a director of Severn since 2012 and a director of Severn Bank, since 2011. Mr. Jones cofounded Southern Drywell, Inc., a septic system contractor in Annapolis and currently serves as the company’s President. Mr. Jones also cofounded Jones of Annapolis, Inc. a demolition and excavation contractor in Annapolis and currently serves as the company’s Secretary and Treasurer.
Mr. Jones qualifications to serve on our Board include his many years of business experience, which is important to the oversight of the Company’s financial reporting, and enterprise and operational risk management.

CLYDE V. KELLY, III Age: 71 Director Since: 2016 Committees: Compensation Executive Governance (Chair)
Mr. Kelly served as a director of CNB since 2005 and subsequently became a director of the Company and the Bank after the merger of CNB and Talbot Bank in 2016. Mr. Kelly has been the President and General Manager of Kelly Distributors, Inc. since 1987, a company that distributes a portfolio of beer, wine, spirits and non-alcoholic beverages in Talbot, Queen Anne’s, Caroline, Dorchester and Kent counties of Maryland.
Mr. Kelly’s qualifications to serve on our Board include his leadership of a large company, familiarity with an important market area in which we compete, and his 19 years of experience on a bank board.

DAVID W. MOORE Age: 60 Director Since: 2014 Committees: Compensation
Mr. Moore has been a director of the Company since 2014. He previously served as a director of The Felton Bank since 2001 and subsequently became a director of CNB after the merger of The Felton Bank and CNB in 2010. He became a director of the Bank after the merger of Talbot Bank and CNB in 2016. Mr. Moore has served as President and CEO of The Milford Housing Development Corporation (MHDC) since 2004 and President of East Coast Property Management since 2011. He received his Associate degree in Construction Management from Delaware Technical and Community College in 1984 and his Bachelor of Science degree in Business Management in 1994.
Mr. Moore’s qualifications to serve on our Board include his experience in banking in both Delaware and Maryland as well as his expertise in our key market areas.

AUSTIN J. SLATER, JR. Age: 71 Director Since: 2023
Mr. Slater was appointed as Lead Independent Director and Vice Chair of the Company and the Bank in 2023 as a result of the merger between the Company and Community Financial. Prior to joining the Company’s Board, Mr. Slater served as Chairman of the Board of Directors of Community Financial and Community Bank of the Chesapeake since 2020. Prior to becoming Chair, he served as a director since 2002. He is a retired executive from the electric energy industry. Mr. Slater formerly served on the Board of Directors of the Federal Reserve Bank of Richmond, Baltimore Branch, as Chairman of the Board of the Maryland Chamber of Commerce and Chairman of the Board of Trustees for the College of Southern Maryland. He currently serves as Vice Chairman on the Board of Governors for the Shepherd University and as President for the Shepherd University Foundation Board of Directors, as well as numerous other industry and civic organizations. Mr. Slater holds a Master of Business Administration in finance from the George Washington University and a Bachelor of Science in accounting from Shepherd University.
Mr. Slater’s qualifications to serve on our Board include his extensive management level experience in a large company setting outside of the financial services industry. Mr. Slater’s financial acumen and operational experience allow him to understand the complexities of the Company and the Bank. His experience in a regulated industry has exposed Mr. Slater to many of the issues facing companies today, particularly regulated entities, making Mr. Slater a valued component of a well-rounded board.

DAWN M. WILLEY Age: 62 Director Since: 2020 Committees: Audit Board Risk Oversight Strategic Initiatives & Technology
Mrs. Willey joined the Company as a director in December of 2020. Mrs. Willey was the founding CEO of Bridgeforce Inc., a trusted advisor to many of the largest lenders in the world. Mrs. Willey retired in 2013 and served as Board Chairperson through 2019. Mrs. Willey also founded Katabat, an omni-channel banking SAS cloud computing company, and served on its board until its sale in 2020. Prior to Bridgeforce, Mrs. Willey held the position of Executive Vice President with MBNA, later purchased by Bank of America. Mrs. Willey formerly served as a board member for the Caitlin Robb Foundation, Delaware Valley Chapter to help children with pediatric cancer, and is also a co-founder of the 81DalerGirls scholarship fund to recognize and assist women student athletes who demonstrate leadership attributes of “team before self.”

Mrs. Willey’s qualifications to serve on our Board include 40 years of banking experience with expertise in fraud prevention, collection operations, portfolio risk analytics, investor bank portfolio evaluations, operational risk compliance, strategic bank technology, card point of sale, and lending for consumer, small business and mortgage products in North America and the U.K. Mrs. Willey pioneered neural network fraud detections solutions, and omni-channel banking with a patent in multi-channel virtual collections.

Class III Directors

R. MICHAEL CLEMMER, JR. Age: 57 Director Since: 2016 Committees: Executive Board Risk Oversight (Chair)
Mr. Clemmer served as a director of Talbot Bank since 2012 and subsequently became a director of Shore United Bank (the “Bank”) and the Company after the merger of Talbot Bank and CNB in 2016. Mr. Clemmer is President of Salisbury, Inc., a company that designs and manufactures pewter, sterling silver and other metal giftware, a position he has held since 1991. In 1995, Mr. Clemmer founded Executive Decision, Inc., a corporate recognition company. Since 1992, Mr. Clemmer has been involved in the development, acquisition and renovation of industrial and commercial property. He is founder of Waterside Properties LLC, a property development and management company. Mr. Clemmer is a graduate of the University of Richmond and has been a resident of Talbot County since 1982.

Mr. Clemmer’s qualifications to serve on our Board include his leadership capabilities, real estate development in our key market area, and his civic participation in the business community.

ALAN J. HYATT Age: 70 Director Since: 2021 (Chairman since 2021) Committees: Executive (Chair)
Mr. Hyatt joined the Company’s Board as the Chairman on November 1, 2021, as a result of the merger between the Company and Severn. Prior to joining the Company’s Board, Mr. Hyatt served as the Chairman and CEO of Severn and Severn Bank. Mr. Hyatt is a partner with the Annapolis law firm Hyatt & Weber, P.A., concentrating his practice on banking, land use, real estate, and commercial law. Mr. Hyatt serves as counsel to area real estate developers and entrepreneurs, with active representation in land use cases, commercial transactions and commercial litigation. Mr. Hyatt received his law degree from the University of Baltimore School of Law in 1978 and is an honors graduate of Bryant College of Business Administration (now Bryant University). He is a member of the Maryland State Bar Association and the Anne Arundel County Bar Association. He serves on the Board of Trustees of Luminis Health, The Anne Arundel County Retirement and Pension System, and The Annapolis Community Foundation.
Mr. Hyatt’s qualifications to serve on our Board include his experience as an attorney and businessman, Mr. Hyatt brings strong legal and financial skills important to the oversight of the Company’s financial reporting, and enterprise and operational risk management.

E. LAWRENCE SANDERS, III Age: 68 Director Since: 2023 Committees: Board Risk Oversight
Mr. Sanders was appointed as a director of the Company and the Bank in 2023 as a result of the merger between the Company and Community Financial. Prior to joining the Company’s Board, Mr. Sanders served as a director of Community Financial and Community Bank of the Chesapeake since 2018. He is President of Edward L. Sanders Insurance Agency, which provides multi-line insurance services to clients in Maryland since 1903. Mr. Sanders graduated from NC State University in 1978, obtained his Certified Insurance Counselor designation in 1979 and became a licensed Insurance Advisor in 1981. Mr. Sanders served on the board of directors of County First Bank for 28 years and served as chairman of the board from 2013 to 2018. He is a current member and past President of the Charles County Rotary, past director for the Professional Insurance Agent’s Association, past director and past President for the Civista Foundation and current director for the Charles County Rotary Foundation.
Mr. Sanders’ qualifications to serve on our Board include his extensive financial, and operational knowledge from his experience as an owner of an insurance agency. His years of experience serving as a bank director provides the Board valuable insight regarding corporate governance, regulatory compliance, risk assessment practices and bank operations.

KONRAD M. WAYSON Age: 63 Director Since: 2021 Committees: Audit Board Risk Oversight

Mr. Wayson joined the Company’s Board on November 1, 2021, as a result of the merger between the Company and Severn. Prior to joining the Company’s Board, Mr. Wayson served as a director of Severn since 2009 and a director of Severn Bank, since 2008. Mr. Wayson is a partner of Wayson Landholdings since 1996 and has been the managing partner since 2007. Mr. Wayson also serves as the Secretary and Treasurer of Hopkins & Wayson, Inc., a general contractor servicing Maryland, Washington D.C. and Virginia since 1984. Mr. Wayson was the Chief Financial Officer of Child's Landscaping from 1997 until 2004 when the company was sold. Mr. Wayson served for 15 years on the Anne Arundel County Public Schools Ethics Panel and stepped down in 2023. Mr. Wayson has served on the Anne Arundel Medical Foundation Board, the Anne Arundel Economic Development Corporation Board, and the Anne Arundel School Board. Mr. Wayson is a graduate of Salisbury University where he received a Bachelor of Science degree in business administration.

Mr. Wayson’s qualifications to serve on our Board include his experience as a treasurer and businessman and his strong financial skills, which is important to the oversight of the Company’s financial reporting, and enterprise and operational risk management.

CORPORATE GOVERNANCE
Governance Highlights
We are committed to maintaining good corporate governance as a critical component of our success in driving sustained shareholder value. Our Board continually monitors and implements emerging best practices in governance to best serve the interest of our shareholders, including:

•90% of directors are independent	•All directors attended over 75% of 2024 Board and meetings of committees on which they served, with the exception of one for medical reasons
•Lead Independent Director who is Board Vice-Chair	•Independent directors meet regularly in executive session
•Board refreshment: 13 new Board members since 2021	•Robust risk management oversight
•Balance of new and experienced directors	•Active shareholder engagement program
•Transparent public policy engagement	•Board review of company’s financial performance, strategy and succession plan
•Independent Board committees	•Clawback Policy for executive compensation programs
•No over-boarding	•Code of Business Conduct and Ethics
•Annual director self-evaluation and committee assessment to ensure Board effectiveness	•Commitment to human capital and environmental, social and governance responsibility

Director Independence
Pursuant to Nasdaq Rule 5605(b)(1), a majority of the members of the Board must be “independent directors” as that term is defined by Nasdaq Rule 5605(a)(2). In accordance with Nasdaq Rules, the Board considered transactions and relationships between each director (or any member of his or her immediate family) and between certain entities in which any director (or any member of his or her immediate family) has an interest, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand, including the transactions and relationships with Michael B. Adams, Alan J. Hyatt and Louis P. Jenkins, Jr. disclosed below under the heading “Certain Relationships and Related Transactions.” Our Board has determined that all of our currently serving directors, with the exception of Alan J. Hyatt, our Chairman, and James M. Burke, our President and CEO, are “independent directors” under the Nasdaq Rules, and these independent directors constitute a majority of our Board.
Board Leadership Structure and Executive Sessions
Our Board currently separates the roles of Chairman of the Board and Chief Executive Officer. The foregoing structure is not mandated by any provision of law or our Charter or Bylaws, but the Board believes that this governance structure provides the best balance between the Board’s independent authority to oversee our business and the Chief Executive Officer’s management of our business on a day-to-day basis. Consistent with this determination, Alan J. Hyatt serves as our Chairman of the Board and James M. Burke serves as our President and Chief Executive Officer.
The duties of the Chairman include: (i) acting as a liaison and channel for communication between the independent directors and the Chief Executive Officer; (ii) providing leadership to ensure the Board works cohesively and independently and during times of crisis; (iii) advising the Chief Executive Officer as to the quality, quantity and timeliness of information from executive management to the independent directors; (iv) being available to consult with the Chief Executive Officer and other directors on corporate governance practices and policies; (v) coordinating the assessment of Board committee structure, organization and charters and evaluating the need for change, as well as committee membership; (vi) together with the Chair of the Governance Committee, interviewing all Board candidates and making recommendations concerning such candidates; (vii) coordinating, developing the agenda and leading executive sessions of the independent directors and communicating the results thereof to the Chief Executive Officer; (viii) ensuring appropriate segregation of duties between Board members and management; (ix) suggesting agenda items for Board meetings; and (x) together with the Chair of the Compensation Committee, communicating the Board’s evaluation of the performance of the Chief Executive Officer.
The Board of Directors has also appointed Austin J. Slater, Jr., the Vice Chair of the Board of Directors, to serve as the Company’s lead independent director and provide enhanced independent leadership for the Board. The duties of the lead independent director include: (i) presiding at Board meetings when the Chair is not present; (ii) calling meetings of the independent directors as appropriate; (iii) assisting the Board in complying with corporate governance guidelines and best practices; (iv) contributing to the annual performance reviews of the Chief Executive Officer and Chairman of the Board and participating in Chief Executive Officer succession planning; (v) assisting in the planning and reviewing of Board meeting agendas and meeting schedules; (vi) serving as a liaison between the Chief Executive Officer and independent directors; (vii) attending Board committee meetings on an ex-officio basis; (viii) promoting the efficiency and effective performance of the Board and consulting with the Governance Committee on the Board’s annual self-assessment; (ix) providing guidance on the ongoing development of directors; and (x) leading the director emeritus program.
To further strengthen the oversight of the full Board, the Board’s independent directors hold executive sessions at which only non- management directors are present. The executive sessions are scheduled in connection with regularly scheduled Board meetings. Additional executive sessions may be called by any of the independent directors as often as necessary. During fiscal year 2024, the independent directors met five times in executive session without the presence of management.
For these reasons, the Board believes that our corporate governance structure is in the best interests of the Company and our shareholders at this time. The Board retains authority to modify this structure as it deems appropriate.
Board and Committee Oversight of Risk
The Board is actively involved in overseeing our risk management through the work of its various committees and through the work of the boards of directors and committees of our subsidiaries, a number of which have Company directors as members. Each committee of the Board is responsible for evaluating certain risks and overseeing the management of such risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees the process by which senior management and the relevant departments assess and manage our exposure to, and management of, financial and operational risks. The Governance Committee manages risks by setting criteria for nomination of director candidates, nominating qualified candidates, and establishing and periodically reviewing our governance policies. The Strategic Initiatives & Technology Committee is responsible for overseeing the management of risks associated with major projects related to strategic initiatives and key technology platforms. The Board Risk Oversight Committee reviews management’s assessment of the Company’s core risks and alignment of its enterprise-wide risk profile with the Company’s strategic plan, goals, and objectives. In addition to our committees’ work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed. The Board regularly receives reports and other information on areas of material risk to the Company including compliance, credit, cybersecurity, financial, liquidity, market/interest rate, operational, reputational, strategic, and technology risks. Those reports enable the Board to understand the risk identification, risk management and risk mitigation strategies, which are then employed by management and the enterprise risk management function. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.
Director Stock Ownership Requirements
The Company maintains a Non-Employee Director Stock Ownership Policy which requires non-employee directors to hold shares of our common stock equal in value to at least five times the amount of the annual non-employee director cash retainer. The purpose of this policy is to align the interests of the Board with the interests of our shareholders. All of our director nominees and continuing directors are in compliance with the requirement of the policy, which provides newly elected or appointed directors a period of five years from the date of appointment or election to comply with the ownership requirement.
Business Conduct and Code of Ethics
We have adopted a Code of Ethics, as amended, that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. The Code of Ethics provides fundamental ethical principles to which these individuals are expected to adhere. The Code of Ethics operates as a tool to help directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with, the Company.
The Code of Ethics is available on our corporate website at www.shorebancshares.com under the “Governance” link. Shareholders can also obtain a written copy of the Code of Ethics, free of charge, upon request to: Andrea E. Colender, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or (410) 763-7800. Any future changes or amendments to the Code of Ethics and any waiver that applies to one of our senior financial officers or a member of the Board will be posted to our website.
Insider Trading Policies and Procedures
We have adopted an insider trading policy and procedures governing the purchase, sale, and other dispositions of Company securities and applies to all directors, officers and employees. The procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable listing standards. A copy of the Company’s insider trading policy was filed as Exhibit 19 to its Annual Report on Form 10-K for the year ended December 31, 2024.

Conflicts of Interest Policy
We have adopted a Conflicts of Interest Policy which applies to our directors and executive officers, which supplements the conflict of interest provisions of our Code of Ethics. The Conflicts of Interest Policy sets forth a process for handling potential conflicts of interest that includes disclosure to our Chief Legal Officer and review of the potential conflict of interest by the members of the Audit Committee.
Shareholder Communications and Annual Meeting Attendance
Shareholders may communicate with our Board by contacting Andrea E. Colender, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or (410) 763-7800. All communications will be forwarded directly to the Chairman of the Board for consideration.
The Board members are not required to attend our annual meetings of shareholders. However, all directors are encouraged to attend every annual meeting of shareholders as we believe that the annual meeting is an opportunity for shareholders to communicate directly with directors. If you would like an opportunity to discuss issues directly with the members of the Board, please consider attending this year’s Annual Meeting. At the 2024 annual meeting of shareholders, 18 directors (who were serving as such) were in attendance.
The Company and its subsidiaries have adopted policies and procedures to ensure compliance with the foregoing requirements.
Board Committees and Membership
Executive Committee
Our Executive Committee consists of Alan J. Hyatt, (Chair), Michael B. Adams, R. Michael Clemmer, Jr., William E. Esham, III, Louis P. Jenkins, Jr., Clyde V. Kelly, III, Mary Todd Peterson and Esther A. Streete. The Executive Committee has the authority to exercise the powers of our Board in the management of the business and affairs of the Company, subject to any restrictions imposed by law and to subsequent revision or alteration of any such action by the Board.
Audit Committee
The current members of the Audit Committee are Mary Todd Peterson (Chair), Rebecca M. McDonald, Esther A. Streete, Konrad M. Wayson and Dawn M. Willey. Our Board has determined that each current member of the Audit Committee is “independent” and financially literate as required in the Audit Committee charter and as required by the rules and regulations promulgated by the SEC and Nasdaq. Our Audit Committee has adopted a charter, which is posted on our website at www.shorebancshares.com under the “Governance” link.
The principal functions of the Audit Committee are to review the financial information to be provided to our shareholders and others, our financial reporting process, our system of internal controls, our independent auditors’ independence, our audit process and the process for monitoring compliance with laws and regulations. Under our Audit Committee charter, the Audit Committee is solely responsible for hiring and firing the independent auditors and approving their fees and engagement terms; resolving any disagreement between the independent auditors and our management; and pre-approving all audit and non-audit services performed by the independent auditors, subject to a de minimis exception.
Our Board has determined that Rebecca M. McDonald qualifies as an audit committee financial expert within the meaning of applicable SEC rules because she has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, and experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control and procedures for financial reporting; and (v) an understanding of audit committee functions. Ms. McDonald has acquired these attributes by means of having held various positions that provided relevant experience, as described in her biography above.
Compensation Committee
The members of the Compensation Committee, all of whom are independent directors as that term is defined in the Nasdaq Rules, are Louis P. Jenkins, Jr. (Chair), William E. Esham, III, David S. Jones, Clyde V. Kelly, III, John A. Lamon, III, David W. Moore and Mary Todd Peterson. The Compensation Committee has adopted a charter, which is posted on our corporate website at www.shorebancshares.com under the “Governance” link.
The Compensation Committee is generally responsible for overseeing and, as appropriate, determining our director and executive officer compensation, recommending executive promotions to the full Board, providing assistance and recommendations with respect to our compensation policies and practices, and assisting with the administration of our compensation plans. The Compensation Committee determines executive compensation pursuant to the principles discussed in the section below entitled “Executive Compensation Discussion and Analysis” and determines director compensation by periodically reviewing the compensation practices of peer group institutions.
Pursuant to its charter, the Compensation Committee may retain or obtain the advice of a compensation consultant, legal counsel or other advisers as it deems necessary and appropriate to carry out its duties and, in connection with such retention of consultants, the Compensation Committee will consider the independence factors as required by the applicable rules of Nasdaq and the SEC. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisers retained by them. During fiscal year 2024, the Compensation Committee engaged Aon McLagan to perform an executive compensation market review for purposes of making 2024 compensation decisions.
Governance Committee
The members of the Governance Committee, all of whom are independent directors as that term is defined in the Nasdaq Rules, are Clyde V. Kelly, III (Chair), Louis P. Jenkins, Jr., David S. Jones, John A. Lamon, III and Frank E. Mason, III. The Governance Committee has adopted a charter, which is posted on our corporate website at www.shorebancshares.com under the “Governance” link.
The Governance Committee is responsible for overseeing and, as appropriate, determining or making recommendations to the Board regarding membership and constitution of the Board and its role in overseeing our affairs. The Governance Committee manages the process for evaluating the performance of the Board and for nominating candidates (including current Board members) for election by our shareholders after considering the appropriate skills and characteristics required for the Board, the current makeup of the Board, the results of the evaluations and the willingness of the Board members to be re-nominated.
Board Risk Oversight Committee
The members of the Board Risk Oversight Committee are R. Michael Clemmer, Jr. (Chair), Frank E. Mason, III, Rebecca M. McDonald, E. Lawrence Sanders, III, Konrad M. Wayson and Dawn M. Willey. The Board Risk Oversight Committee has adopted a charter, which is posted on our corporate website at www.shorebancshares.com under the “Governance” link.
The Board Risk Oversight Committee assists the Board in its oversight responsibilities by focusing specifically on the Company’s enterprise risk management activities including the significant policies, procedures and practices employed to manage capital adequacy, earnings, market risk, credit risk, liquidity, compliance, regulatory, legal, reputation, and strategic operational risk and by providing recommendations to the Board and management on strategic guidance with respect to the assumption, management and mitigation of risk.
Strategic Initiatives & Technology Committee
The members of the Strategic Initiatives & Technology Committee are Michael B. Adams (Chair), Frank E. Mason, III, Rebecca M. McDonald and Dawn M. Willey.
The Strategic Initiatives & Technology Committee’s overall objective is to provide oversight and strategic guidance to management related to the Company’s planning and execution of key organizational initiatives and strategic projects, technology, physical/structural assets, products, acquisitions, and key market actions. The Committee reviews and provides recommendations to the Board with respect to polices, processes and systems that management uses to manage projects, new products, facilities and technology.
Board and Committee Meetings and Attendance
Our Board held seven meetings during fiscal year 2024. All directors of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such directors served during their tenure as a director in fiscal year 2024 with the exception of David W. Moore. This was due to medical reasons, which have since been resolved.
Governance and Risk Management
We are committed to achieving excellence in our governance and risk management practices to support the Company’s long-term success. The Company’s Code of Ethics and Whistleblower Procedure ensure that our directors, officers, and employees are apprised of the requirements for maintaining compliance with all applicable rules and regulations. Our corporate governance policies and practices also include evaluations of the Board and its committees, which are responsible for broad oversight of Company and Bank operations.

Our internal risk management teams oversee compliance with applicable laws and regulations and coordinate with subject matter experts throughout the business to identify, monitor, and mitigate risk including information security risk management and cyber defense programs. These teams maintain rigorous testing programs and regularly provide updates to the Board and the Board Risk Oversight Committee, which periodically evaluates, and makes recommendations to the Board in regards to the Company’s risk policies and procedures. The Company has a robust Information Security program that incorporates multiple layers of physical, logical, and written controls. We leverage the latest encryption configurations and technologies on our systems, devices, and third-party connections and further vet third-party vendors’ encryption, as required, through the organization’s vendor management process.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee oversees executive compensation matters. Louis P. Jenkins, Jr., (Chair), William E. Esham, III, David S. Jones, Clyde V. Kelly, III, John A. Lamon, III, David W. Moore and Mary Todd Peterson served on the Compensation Committee during 2024. None of the foregoing persons were, during 2024, an officer or employee of the Company, had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K, or had any interlocking relationship contemplated by Item 407(e)(4)(iii) of Regulation S-K.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) MATTERS
Sustainability
The Company is committed to operating in a sustainable manner and has undertaken initiatives designed to reduce our impact on the environment and to promote environmentally friendly projects and practices. With a view to increasing efficiency and reducing waste, we are continuing to digitize manual back office and banking center functions. Over the past several years, we migrated our technology infrastructure to a cloud environment, which reduced our energy usage. Many of the Bank’s locations have been converted to energy efficient systems and finishes to minimize the carbon footprint, and any new buildings or locations will be constructed in this manner. We continue to embrace the use of digitized records and e-signing technology resulting in a reduction of paper waste.
We believe that a focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations, will provide a strategic benefit to the Company. Furthermore, the Company recognizes that climate change is a growing risk for our planet, and we are committed to doing our part to mitigate this risk by placing increased focus and emphasis on environmental consciousness.
Human Capital
Our Mission and Culture
The Bank is built around the character of our people and our communities. Our purpose is to help our communities prosper, one dream at a time. The Bank’s corporate culture is defined by core values which include accountability, integrity, teamwork and resilience. We value our employees by investing in competitive compensation and benefit packages and fostering a team environment centered on professional service and open communication. Attracting, retaining and developing qualified, engaged employees who embody these values are crucial to the success of the Bank and Company. We believe that relations with our employees are good.
Employee Demographics
As of December 31, 2024, the Bank employed 597 individuals, of which 584 were employed on a full-time basis (590 full time equivalent employees). The Bank’s employees were not represented by a collective bargaining agreement.
The Company has no employees and reimburses the Bank for estimated expenses, including an allocation of salaries and benefits.
Compensation and Benefits
The Bank’s compensation and benefits package is designed to attract and retain a talented workforce. In addition to salaries, benefits include a 401(k) plan with an employer matching contribution, an employee stock purchase plan, medical insurance benefits, paid short-term and long-term disability and life insurance, flexible spending accounts, and tuition assistance.
Employee Health, Safety and Wellness
We are committed to supporting the safety, health and wellness of our employees. We provide paid time off (including parental and adoption leave), an employee assistance program and wellness benefits which include mental health support, coaching and other resources for employees and their immediate family members. We have adopted a flexible approach to remote work which designates roles as remote, on-site or hybrid (a combination of on-site and remote work) based on specific job responsibilities and requirements.
Professional Development
The Bank invests in the growth of its employees by providing all eligible employees access to professional development and continuing education courses and seminars that are relevant to the banking industry and their job function within the Company. We offer all of our employees the opportunity to participate in various professional and leadership development programs. On-demand training opportunities include a variety of industry, technical, professional, business development, leadership and regulatory topics.
Social Impact
We are a community bank committed to investing in the financial health and well-being of our neighbors, and we believe that the success of our communities is a shared responsibility. In 2024, the Bank supported over 535 community organizations and donated over $830,000 and countless volunteer hours. Shore United Bank’s 2024 Community Impact Report, which is not incorporated into this Proxy Statement by reference, is available at https://www.shoreunitedbank.com/assets/files/iTCUnvEs.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Overview
Our directors who are not also our employees or employees of our subsidiaries, referred to as “non-employee directors,” receive an annual retainer for their service on the Boards of both the Bank and Company. Non-employee directors are permitted to elect to receive their quarterly installments of the annual retainer in either cash or stock pursuant to the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan (the “2016 Equity Plan”). These compensatory arrangements are discussed in detail below.
The following table provides information about the compensation paid to or earned by our non-employee directors during fiscal year 2024. Information regarding compensation paid to or earned by directors who are also Named Executive Officers (“NEO”) is presented in the Summary Compensation Table that appears below in the section entitled “Executive Compensation Discussion and Analysis.”
Director Compensation Table

Name	Fees earned or paid in cash ($)(1)	Fees earned or paid in restricted stock ($)(2)	Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael B. Adams	40,006	36,994	—	1,988	78,988
R. Michael Clemmer, Jr.	40,006	36,994	—	793	77,793
William E. Esham, III	40,000	37,000	—	—	77,000
Alan J. Hyatt	55,006	36,994	—	150,793(5)	242,793
Louis P. Jenkins, Jr.	40,006	36,994	—	1,304	78,304
David S. Jones	35,006	36,994	—	793	72,793
James A. Judge(6)	35,000	—	—	—	35,000
Clyde V. Kelly, III	40,006	36,994	—	793	77,793
John A. Lamon, III	35,006	36,994	—	793	72,793
Frank E. Mason, III	35,006	36,994	—	793	72,793
Rebecca M. McDonald	35,006	36,994	—	1,304	73,304
David W. Moore	35,000	37,000	—	—	72,000
Mary Todd Peterson	45,006	36,994	—	1,304	83,304
E. Lawrence Sanders, III	35,006	36,994	—	1,304	73,304
Austin J. Slater, Jr.	45,006	36,994	—	1,363	83,363
Joseph V. Stone, Jr.(6)	35,000	—	—	510	35,510
Esther A. Streete	40,000	37,000	—	—	77,000
Konrad M. Wayson	35,006	36,994	—	2,072	74,072
Dawn M. Willey	35,006	36,994	—	2,072	74,072
____________________________________
(1)    Includes fees for which the director has elected to receive shares of our Common Stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2024 was as follows: Ms. Willey 2,663 shares for $34,992 and Mr. Wayson 2,663 shares for $34,992.
(2)    Includes amounts earned for serving on the Board of the Company paid in the form of restricted stock. The amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, “Accounting for Stock Compensation” (“ASC 718”). See Note 11 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 regarding assumptions underlying valuation of equity awards.
(3)    Represents the portion of non-qualified deferred compensation earnings that are above-market. Under the plan, interest is credited at a rate equal to the Company’s annualized return on equity or based on the gains or losses on the deemed investments.
(4)     Represents dividends paid on unvested restricted stock.
(5)    Represents compensation of $150,000 for consulting services performed by Mr. Hyatt pursuant to the terms of a consulting agreement between Mr. Hyatt and the Bank and $793 in dividends paid on unvested restricted stock.
(6)    Messrs. Judge and Stone’s service on the Board of Directors concluded with the expiration of their terms as a director on May 29, 2024.

Director Compensation
In 2024, our non-employee directors received an annual retainer of $35,000, paid quarterly. In addition, the Chairman of the Board receives an additional annual retainer fee of $20,000, the Lead Independent Director and Audit Chair receive an additional annual retainer of $10,000 and the Chairs for each of the remaining committees of the Board receive an additional annual retainer fee of $5,000. Directors have the option to receive their retainers in the form of cash or restricted stock issued pursuant to the 2016 Equity Plan. Retainers paid in stock have a one-year vesting period. Directors also received an equity retainer valued at $37,000 in 2024.

EXECUTIVE OFFICERS WHO ARE NOT SERVING AS DIRECTORS
Below is information regarding each of our current executive officers who are not directors of the Company, including their title, age and brief biography describing each executive officer’s business experience. Ages presented are as of December 31, 2024.

Name	Age	Position
Virginia M. Anderson	66	Executive Vice President and Chief Internal Audit Officer
Todd L. Capitani	58	Executive Vice President and Chief Financial Officer
Andrea E. Colender	60	Executive Vice President, Chief Legal Officer and Corporate Secretary
B. Scot Ebron	56	Executive Vice President and Chief Banking Officer
Christy Lombardi	48	Executive Vice President and Chief Human Resources Officer
Lacey A. Pierce	39	Executive Vice President and Chief Strategy & Project Officer
Charles E. Ruch, Jr.	65	Executive Vice President and Chief Credit Officer
Donna J. Stevens	62	Executive Vice President and Chief Operating Officer
Talal Tay	47	Executive Vice President and Chief Risk Officer
Virginia M. Anderson was appointed Executive Vice President and Chief Internal Audit Officer of the Company on January 1, 2025. Prior to joining the Company, Ms. Anderson served as Vice President of Special Projects of Community Bank of the Chesapeake from 2020 through 2023 with responsibility for CECL implementation, financial reporting and other special projects. Prior to that, Ms. Anderson served as a Managing Director of Audit at Dixon Hughes Goodman, LLP. She has over 30 years of experience in external audit, internal audit and financial reporting. Ms. Anderson holds a bachelor’s degree in business administration and a master’s degree in finance, both from Loyola University of Maryland.
Todd L. Capitani was appointed Executive Vice President and Chief Financial Officer of the Company and Bank in July 2023, upon the completion of the merger of the Company and Community Financial. As previously disclosed in the Company’s Form 8-K filed with the SEC on December 5, 2024, Mr. Capitani notified the Board of his intention to retire from the Company and the Bank effective August 15, 2025. Prior to joining the Company, Mr. Capitani served as Executive Vice President and Chief Financial Officer of Community Financial and Community Bank of the Chesapeake from 2009 to 2023. Prior to that, Mr. Capitani served as a Senior Finance Manager at Deloitte Consulting and as Chief Financial Officer at Ruesch International, Inc. He has over 35 years of experience in corporate finance, controllership and external audit. Mr. Capitani is involved with several local charities, religious and community organizations. Mr. Capitani is a member of the American Institute of Certified Public Accountants and other civic groups. He serves as the Treasurer on the Board of Directors for Annmarie Sculpture Garden & Arts Center. Mr. Capitani is a Certified Public Accountant and holds a Bachelor of Arts from the University of California at Santa Barbara. He also attended the Harvard Business School Program on Negotiation and the Yale School of Management Strategic Leadership Conference.
Andrea E. Colender was appointed Executive Vice President, Chief Legal Officer, and Corporate Secretary of the Company on November 1, 2021, upon the completion of the merger of the Company and Severn. Prior to joining the Company, Ms. Colender served as General Counsel to Severn and Severn Bank beginning in March 2009. She was later appointed to act as Corporate Secretary. She served on the Board of Mid-Maryland Title, Inc., a wholly owned subsidiary of the Company, from September 2017 through March 2025. Ms. Colender graduated from the University of Maryland School of Law with honors in 1988. She received her Bachelor of Arts from New College, University of South Florida, in 1985. Professional affiliations include the American Bankers Association, the Maryland State Bar Association, the Maryland Banker’s Association and the Anne Arundel County Bar Association.
B. Scot Ebron was appointed Executive Vice President and Chief Banking Officer of the Company and Bank in July 2023, upon the completion of the merger of the Company and Community Financial. Prior to joining the Company, Mr. Ebron served as the Executive Vice President and Chief Banking Officer of Community Financial and Community Bank of the Chesapeake. Mr. Ebron oversees the Bank’s business development efforts, wealth management division, cannabis banking and residential mortgage teams. Mr. Ebron has worked in banking for over 30 years. He serves on the Board of Gwyneth’s Gift Foundation. He holds a bachelor’s degree in economics from the University of North Carolina.
Christy Lombardi was appointed Executive Vice President and Chief Human Resources Officer of the Company and Bank in July 2023, upon the completion of the merger of the Company and Community Financial. Prior to joining the Company, Ms. Lombardi served as Executive Vice President, Chief Operating Officer of Community Financial and Community Bank of the Chesapeake and was responsible for overseeing operations, human resources, information technology and shareholder relations. Ms. Lombardi has 25 years of banking experience. She serves on the Board of Trustees of the College of Southern Maryland, the Maryland Bankers Association Board of Directors, the Tri-County Council for Southern Maryland Executive Board, and on the Southern Maryland Workforce Development Board. Ms. Lombardi served on the Advisory Board of the Maryland Banker’s Association Council of Professional Women in Banking and Finance from 2013-2023 and on the Board of Directors of the Calvert County Chamber of

Commerce from 2012-2018. She completed the ABA Stonier Graduate School of Banking program, is a Maryland Bankers School graduate and holds a Masters in Management from University of Maryland University College as well as a Master of Business Administration.
Lacey A. Pierce was appointed Executive Vice President and Chief Administrative Officer of the Bank upon the completion of the Company’s merger with Community Financial. Prior to joining the Company and the Bank, Ms. Pierce served as Executive Vice President and Chief Administrative Officer of Community Financial and Community Bank of the Chesapeake and was responsible for corporate administration matters and overseeing lending administration, marketing, facilities and community shareholder relations. Effective January 1, 2025, Ms. Pierce’s title was changed to Chief Strategy & Project Officer to more appropriately reflect her primary responsibilities. She has more than 15 years banking experience. Ms. Pierce serves on the Board of Directors of The Arc of Southern Maryland and Farming 4 Hunger. She is a Maryland Banking School graduate and holds a bachelor’s degree from Towson University. Ms. Pierce completed the ABA Stonier Graduate School of Banking program.
Charles E. Ruch, Jr. was appointed as Executive Vice President and Chief Credit Officer of the Company (formerly CNB) in 2016. Prior to that, Mr. Ruch served as the Chief Credit Officer of CNB since 2006. Mr. Ruch’s banking career began in 1977 and he held various retail positions from teller to core manager through the 1980s with Equitable Bank. He joined AB&T as a commercial lender in 1987 and was AB&T’s Senior Commercial Lender for 10 years. He graduated from the University of Maryland in 1983.
Donna. J. Stevens was appointed Executive Vice President Chief Operating Officer of the Company in July 2015 and Shore United Bank since July 2016. She’s held various senior level positions with the company since 1997. As a career banker, she began as a teller more than 40 years ago and progressed with four financial institutions in various management capacities including retail branch banking, loan operations and documentation, credit administration, bank operations, and compliance. She is a graduate of the Stonier Graduate School of Banking, Maryland Banking School, and ABA Compliance School and holds an Associate’s Degree in Business Management. Professional affiliations include Maryland Banker’s Association Regulatory Affairs Committee and Mid-Atlantic Regional Compliance group; past Chairman of the Maryland Banker’s Leadership and Development Committee; and past member of the Government Relations Council.
Talal Tay was appointed Executive Vice President and Chief Risk Officer of the Company and Bank in July 2023, upon the completion of the merger of the Company and Community Financial. Prior to joining the Company, Mr. Tay served as Executive Vice President, Chief Risk Officer of Community Financial and Community Bank of the Chesapeake and was responsible for enterprise risk management, credit administration, loan review as well as compliance and BSA. He has extensive experience working in the audit and risk areas of financial services. Mr. Tay serves on the Virginia Bankers Association Security and Risk Committee. Mr. Tay holds a bachelor’s degree in business marketing from Florida State University and accounting studies from the University of Texas at San Antonio.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by us to own beneficially more than five (5%) of the outstanding shares of Common Stock; (ii) each of our directors and named executive officers; and (iii) all of our directors and executive officers as a group; and includes all shares of Common Stock that may be acquired within 60 days of the Record Date. The address of each of the persons named below is the address of the Company except as otherwise indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1), (2), (3)	Percent of Shares of Common Stock Outstanding(4)
Directors:
Michael B. Adams	43,821	*
James M. Burke	85,264(5)	*
R. Michael Clemmer, Jr.	29,594(6)	*
William E. Esham, III	7,881	*
Alan J. Hyatt	1,769,824(7)	5.30%
Louis P. Jenkins, Jr.	60,037	*
David S. Jones	69,641(8)	*
Clyde V. Kelly, III	28,100	*
John A. Lamon, III	61,827	*
Frank E. Mason, III	46,318	*
Rebecca M. McDonald	98,064(9)	*
David W. Moore	7,848(10)	*
Mary Todd Peterson	26,967(11)	*
E. Lawrence Sanders, III	90,440(12)	*
Austin J. Slater, Jr.	68,436	*
Esther A. Streete	627	*
Konrad M. Wayson	75,974(13)	*
Dawn M. Willey	44,634	*
Named Executive Officers Who are Not Also Directors:
Todd L. Capitani	43,571(5)(14)	*
Donna J. Stevens	20,649(15)	*
All Directors, Executive Officers and Nominees as a Group (27 persons)	2,899,173(16)	8.69%
5% Owner(s):
Fourthstone LLC Fourthstone Master Opportunity Fund Ltd Fourthstone GP LLC Fourthstone QP Opportunity Fund LP 13476 Clayton Road St Louis, MO 63131	2,968,891(17)	8.90%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	3,008,321(18)	9.01%
___________________________
*Less than 1% of the shares outstanding
(1)    Includes shares of unvested restricted stock, with respect to which the individual has voting but no investment power as follows: Mr. Adams – 3,306 shares; Mr. Clemmer – 3,306 shares; Mr. Hyatt – 3,306 shares; Mr. Jenkins – 3,306 shares; Mr. Jones – 3,306 shares; Mr. Kelly – 3,306 shares; Mr. Lamon – 3,306 shares; Mr. Mason – 5,546 shares; Ms. McDonald – 3,306 shares; Ms. Peterson – 3,306 shares; Mr. Sanders – 3,306 shares; Mr. Slater – 3,306 shares; Mr. Wayson – 5,546 shares; Ms. Willey 3,306 shares.
(2)As to shares reported herein, except as otherwise noted, each person effectively exercises sole voting or dispositive power, or shares voting or dispositive power with spouse.
(3)Includes shares purchased under the ESPP with respect to which the individual has sole voting and investment power as follows: Todd L. Capitani – 575 shares; Scot Ebron – 1,089 shares; Talal Tay – 1,956 shares; Donna Stevens – 1,599 shares; Andrea Colender – 2,217 shares; Lacey Pierce – 1,510 shares of which 755 shares are held by the ESPP of Ms. Pierce’s spouse.

(4)Based upon 33,374,265 shares of Company Common Stock issued and outstanding as of April 1, 2025.
(5)The ESOP was terminated in connection with the Company’s merger with Community Financial and Mr. Burke and Mr. Capitani have not received a distribution from the ESOP as of April 1, 2025. Mr. Burke holds 5,708 shares and Mr. Capitani holds 5,033 shares with respect to which the individuals have voting but not investment power.
(6)Includes 350 shares held by Mr. Clemmer’s wife jointly with children.
(7)Includes 7,603 shares held by a company of which Mr. Hyatt is a general partner; includes 688,080 shares held by trusts for which Mr. Hyatt is co-trustee; includes 5,929 shares beneficially owned by Mr. Hyatt’s wife.
(8)Includes 37,192 shares owned by Southern Drywell, Inc., of which Mr. Jones has a 50% interest as a co-owner; 9,279 shares owned by Jones of Annapolis, Inc., of which Mr. Jones has a 22 1/2 % interest as a co-owner; and 10,315 shares owned by Sonne Capital, of which Mr. Jones has a 16.67% interest as a co-owner.
(9)Includes 2,619 shares beneficially owned by Ms. McDonald’s daughter and includes 34,652 shares held in two trusts which Ms. McDonald serves as trustee.
(10)Includes 96 shares held jointly with Mr. Moore’s mother.
(11)Includes 19,103 shares held in a trust account.
(12)Includes 5,751 shares beneficially owned by the individual retirement account of Mr. Sanders’s wife and 6,447 held by a trust for which Mr. Sanders is a co-trustee.
(13)Includes 54,328 shares held in two trusts for which Mr. Wayson serves as trustee.
(14)Includes 3,285 shares beneficially owned by the 401(k) plan account of Mr. Capitani’s wife.
(15)Includes 60 shares held by Ms. Stevens jointly with children.
(16)Includes shares beneficially owned as follows: Virginia Anderson – 997 shares; Andrea E. Colender – 29,269 shares; Christy Lombardi – 53,567 shares; B. Scot Ebron – 57,828 shares; Lacey A. Pierce – 58,151 shares; Charles E. Ruch, Jr. – 5,217 shares and Talal Tay – 14,627 shares. Of those shares beneficially owned, some are held in the ESOP which the individuals have voting but not investment power over the shares as follows: Ms. Lombardi holds 6,555 shares, Mr. Ebron holds 819 shares, Mr. Tay holds 1,004 shares, Ms. Pierce holds 8,882 shares of which 4,919 are held by the ESOP of Ms. Pierce’s spouse and Virginia Anderson holds 268 shares. All individuals are executive officers of the Company and Bank.
(17)Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2025.
(18)Based on information contained in a Schedule 13G/A filed with the SEC on January 24, 2024. Based on a review of a Form 13F filed on February 7, 2025, by BlackRock, Inc. for the quarter ended December 31, 2024, BlackRock, Inc. reported beneficial holdings of 3,072,035 shares of the Company’s common stock.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of Common Stock to file reports with the SEC disclosing their ownership of Common Stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the Common Stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2024, except for one Form 4 reporting two transactions that were not timely filed for Clyde V. Kelly, III and one Form 4 reporting one transaction that was not timely filed for Dawn M. Willey.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
We are pleased to provide our shareholders with an overview of the compensation programs, process, and specific compensation decisions for the following executive officers (our “named executive officers” or “NEOs”):

Executive Officer	Title
James M. Burke	President and Chief Executive Officer
Todd L. Capitani	Executive Vice President and Chief Financial Officer
Donna J. Stevens	Executive Vice President and Chief Operating Officer
Overview
This Executive Compensation Discussion and Analysis provides our shareholders with important information regarding the material components of our executive compensation program, including the following:
•A summary of key business results and compensation decisions in 2024;
•A discussion of our 2024 say-on-pay advisory vote;
•An overview of our compensation philosophy;
•A discussion of the governance practices for our executive compensation decisions;
•A review of the process by which NEO compensation decisions are made and the parties involved;
•A description of each element of our NEO compensation program and its purpose;
•A discussion of the Compensation Committee’s 2024 incentive compensation decisions and the key factors that influenced those decisions; and
•An overview of other factors that affect our executive compensation program, including clawbacks and tax considerations.
EXECUTIVE SUMMARY
Our executive compensation programs are designed to pay for performance by linking the compensation our executive officers receive through our various incentive plans to our financial performance. In making compensation decisions, the Compensation Committee considers the practices and compensation levels of the market, our performance and good governance practices. Our goal is to ensure that our compensation programs are competitive in attracting, motivating, and retaining high level executive talent, are commensurate with our financial performance, and are aligned with the interests of our shareholders.
Key Business and Financial Highlights
▪Net Income – The Company reported net income of $43.9 million and $11.2 million for the years ended December 31, 2024 and 2023, respectively. The basic and diluted net income per share was $1.32 and $0.42 for the years ended December 31, 2024 and 2023, respectively. The Company’s return on average assets, return on average common equity and return on average tangible common equity were 0.74%, 8.35% and 13.00%, respectively, for the year ended December 31, 2024, compared to 0.24%, 2.54% and 7.74%, respectively, for the year ended December 31, 2023. The increase in net income in 2024 compared to 2023 was primarily due to higher net interest income driven by loan growth in 2024, and a lower provision for credit losses. These were partially offset by the absence of the one-time bargain purchase gain of $8.8 million in 2023, higher noninterest expense driven by expanded operation of the newly-combined company and a $4.7 million credit card fraud event in 2024.
▪Deposit Growth – Total deposits increased $142.2 million, or 2.6%, to $5.53 billion at December 31, 2024, when compared to December 31, 2023. The increase in total deposits was primarily due to an increase in noninterest-bearing demand deposits of $304.8 million and money market and savings deposits of $28.0 million, partially offset by decreases in interest-bearing demand deposits of $187.5 million and time deposits of $3.0 million. Average interest-bearing deposits increased by $749.2 million, or 25.1%, in 2024, compared to 2023. Average noninterest-bearing deposits increased $410.6 million, or 39.3%, in 2024, compared to 2023. Deposits provided funding for approximately 94.0% and 92.5% of average earning assets for 2024 and 2023, respectively.
•Stable Funding – Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) advances, and brokered deposits was $5.58 billion at December 31, 2024. The Company’s wholesale funding increased $5.5 million, which includes FHLB advances and brokered deposits, from $44.5 million in brokered deposits at December 31, 2023 to $50.0 million in FHLB advances at December 31, 2024. The Bank’s uninsured deposits at December 31, 2024 were $905.3 million, or 16.4% of total deposits. The Bank’s uninsured deposits, excluding deposits secured by the market value of pledged collateral, at December 31, 2024 were $745.1 million, or 13.5% of total deposits.
▪Asset Quality – At December 31, 2024, nonperforming assets were $24.8 million, an increase of $11.1 million, or 80.98%, when compared to December 31, 2023. The increase in nonperforming assets was primarily due to the increase in nonaccrual loans acquired in the merger and an increase in repossessed assets related to the marine portfolio. At December 31, 2024, the ratio of nonaccrual loans to total assets was 0.34%, an increase from 0.21% at December 31, 2023. The ratio of nonperforming assets to total assets at December 31, 2024 was 0.40% compared to 0.23% at December 31, 2023. The Company continues to focus on the resolution of its nonperforming and problem loans. The reduction of nonperforming and problem loans is and will continue to be a high priority for the Company.
Key Compensation Developments for 2024

Compensation Element	Committee Determination	Background
Base Salary	All base salaries adjusted based on peer data.
The Committee assessed competitive market compensation using a number of data sources including publicly disclosed information on a selected peer group of publicly traded banking organizations similar in asset size, business model, and geographic region. Additionally, the Committee considered the results of the Company’s say-on-pay vote when making compensation decisions for the NEOs. The Committee considered other factors, including job responsibilities and scope, adjustments for individual skills and expertise, and internal pay equity.

Short-Term Incentives	The Committee approved 2024 cash payouts to the NEOs under the formal short-term incentive program. Based on Company performance, the overall payout was between threshold and target levels.
The Company’s short-term incentive program provides our NEOs with the opportunity to earn cash incentive compensation for achieving specific Company performance goals. The plan uses a balanced scorecards approach by establishing threshold, target and maximum (“stretch”) incentive opportunities tied to performance factors aligned with our annual strategic plan.

Long-Term Incentives	The Committee approved a formal long-term incentive program with relative performance metrics and incentive opportunities for the NEOs.
The Company’s long-term incentive program delivers long-term incentive opportunities in a combination of time-based vesting restricted stock units and performance-based stock units. Awards under the LTIP are generally granted annually, with overlapping three-year performance cycles. The performance factors include ROAA and ROAE measured on a relative basis against a defined group of peer banks over the period of January 1, 2024 through December 31, 2026.

Employment Agreements	Messrs. Burke and Capitani have employment agreements with the Company.
In accordance with the terms of the merger agreement, the Company assumed all of the rights and obligations under the employment agreements between each of Messrs. Burke and Capitani and Community Financial. The assumed agreements expire on the second anniversary of the Merger Effective Date at which time Mr. Burke and Mr. Capitani will each enter into a change of control agreement with the Company.

Say-on-Pay Advisory Vote	94.44% voted in support of our legacy executive compensation program.	Company continues to receive support of its executive compensation program.
Market Analysis	The Compensation Committee approved peer group for 2024 compensation decisions.
The Committee approved the criteria and the inclusion of companies considered peers at the start of 2024. The Company engaged Aon to review its executive compensation program, including the peer group criteria. Data from the peer group was reviewed in establishing executive compensation programs for 2024.

Recoupment Policy	The Compensation Committee approved a clawback policy for incentive compensation received on or after October 2, 2023.	Clawback policy satisfies the requirements of the Nasdaq Rules.

2024 Say-on-Pay Advisory Vote
At the 2024 annual meeting of shareholders, 94.4% of the votes cast in our say-on-pay advisory vote were in favor of our executive compensation program. The Compensation Committee will continue to work diligently to ensure that our executive incentive compensation program is consistent with our compensation philosophy and the feedback we receive from our shareholders. The Compensation Committee will continue to monitor the results of the say-on-pay vote to ensure continued support for our incentive pay program among our shareholders.
Compensation Philosophy
The primary objective of the Committee’s approach was to provide competitive levels of compensation so that the Company could attract, retain and reward outstanding executive officers. The Compensation Committee recognizes that in a highly competitive community banking marketplace, excellent leadership is essential. Our executive officers are expected to manage the business of the Company and its subsidiaries in a manner that promotes growth and profitability for the benefit of shareholders, while exceeding the requirements and service expectations of our customers. To that end, the Compensation Committee believes that:
•Key executives should have compensation opportunities at levels that are competitive with peer institutions;
•Total compensation should include “at risk” components that are linked to annual and long-term performance results; and
•Stock-based compensation should form a key component of total compensation as a means of linking senior management to the long-term performance of the Company and aligning their interests with those of shareholders.
Governance Practices
Our executive compensation program contains strong governance components that support our compensation philosophy and sound incentive compensation practices.
•Active oversight by the Compensation Committee consisting solely of independent directors;
•Assistance regularly provided to the Compensation Committee by an independent compensation consultant selected by the Compensation Committee;
•Perquisites are limited;
•No excise tax gross-ups, pursuant to Section 280G of the Internal Revenue Code, are contained in employment, change in control agreements or any other executive compensation arrangements;
•Executives are discouraged from engaging in hedging transactions to offset the economic risk of owning our Common Stock; and
•Executives are subject to robust share ownership guidelines.

EXECUTIVE COMPENSATION DECISION MAKING PROCESS
The Compensation Committee
The Compensation Committee, consisting entirely of independent directors, makes decisions on the compensation of our active NEOs. This responsibility is discharged within the framework of a formal committee charter, which delegates a wide range of strategic and administrative issues to the Compensation Committee. Key among the Compensation Committee’s tasks is the development of, and monitoring adherence to, the Company’s executive compensation philosophy. The Compensation Committee is responsible for, among other things: (a) reviewing and approving the Company’s compensation strategy and practices with respect to the executive officers and certain other officers, (b) determining the CEO’s compensation levels, reviewing and approving the goals and objectives relevant to the CEO’s compensation and evaluating the performance of the CEO in light of such goals and objectives, (c) approving CEO and other executive officer employment agreements, severance arrangements, and change in control agreements, (d) overseeing, and considering the results of, shareholder approval of certain executive compensation matters including advisory votes, (e) periodically reviewing and approving the peer group to be utilized in benchmarking executive and director compensation and (f) administering our senior executive incentive compensation program, including the development of plan design, the selection of performance metrics, the designation of specific performance goals and award opportunities, and the certification of performance results. See Board Committees – Compensation Committee for a detailed discussion of the Committee’s responsibilities and membership. The Compensation Committee’s charter is posted on the corporate governance pages within the Investor Relations portion of our website. The Compensation Committee met five times in 2024. Each time, discussions were held in executive session without management present.
The role of the Compensation Committee is to review the compensation of each NEO annually to evaluate whether the executive’s pay level is consistent with our compensation philosophy, risk profile, and the performance of both the company and the individual, and whether market practices dictate an adjustment in the form or level of the executive’s compensation. As part of the annual review, the committee considers the executive’s individual contributions to the financial success of the company, management of subordinates, contribution to safety and soundness objectives, and their long-term potential as a senior executive.
The Compensation Committee does not delegate any substantive responsibilities related to the determination of compensation for our active NEOs, and the Compensation Committee members exercise their independent judgment when they make executive compensation decisions.
Timing of Executive Compensation Decisions
The Compensation Committee meets throughout the year and periodically receives input from the independent compensation consultant on emerging industry trends and best practices. Each year, the Committee typically reviews peer group composition and benchmarking data for active NEOs, followed by consideration of changes to active NEO base pay and short-and long-term incentive opportunities. Additionally, during the first calendar quarter, the Committee typically adopts short- and long-term incentive plans for the current year.
CEO’s Role in the Compensation Process
The CEO is expected to provide the Compensation Committee with his evaluation of the other active NEOs’ performance and recommend compensation adjustments and incentive opportunities for the current year. While the CEO provides input, the Compensation Committee has absolute discretion to accept, reject, or modify the CEO’s recommendations. Our CEO plays no role in, and is not present during, discussions regarding his own compensation or final decisions of the Compensation Committee regarding compensation of the other active NEOs.
Compensation Consultant
Aon, our current independent compensation consultant, works with the Compensation Committee to review our executive compensation program relative to our performance and similarly sized institutions. The independent consultant attends meetings and supports the Compensation Committee’s deliberations regarding executive compensation. While the Compensation Committee considers input from the independent consultant, the Compensation Committee’s decisions are the product of many factors and considerations. Management works with the independent consultant at the direction of the Compensation Committee to develop materials and analyses that are critical to the Compensation Committee’s evaluations and determinations. Such materials include data for use in determining an appropriate peer group, competitive market assessments and guidance on best practices and regulatory developments.
During 2024, the Company engaged Aon to provide the Company with advice on establishing executive compensation levels and program design features and assessing potential risks under our incentive compensation plans. The Committee considered Aon’s independence for the 2024 fiscal year and whether its work raised conflicts of interest under the Nasdaq Rules. Considering these factors, the Committee determined that the work performed by Aon did not create any conflict of interest and that Aon was independent of the Company’s management.
Market and Peer Group Analysis
The Committee reviews both compensation and performance at peer companies to inform its decision-making process so it can set total compensation opportunities that it believes are commensurate with the market and the Company’s scope and performance. The Committee used the peer data provided from Aon, an independent compensation consulting firm, to evaluate base salaries for Company’s executive officers. However, the Committee also considers other factors when setting compensation, including specific job responsibilities and scope, adjustments for individual skills and expertise, and internal pay equity. The Compensation Committee engaged Aon to propose a peer group for use in making 2024 executive and director compensation decisions, which was ultimately approved by the Compensation Committee. The peer group used by the Committee for establishing 2024 compensation is as follows:

Company	City	State
NBT Bancorp, Inc.	Norwich	NY
Eagle Bancorp, Inc.	Bethesda	MD
First Bancorp	Southern Pines	NC
Park National Corp.	Newark	OH
First Commonwealth Financial	Indiana	PA
S&T Bancorp.	Indiana	PA
Premier Financial Corp.	Defiance	OH
Kearny Financial Corp.	Fairfield	NJ
Tompkins Financial Corporation	Ithaca	NY
Univest Financial Corp.	Souderton	PA
Peoples Bancorp, Inc.	Marietta	OH
City Holding Co.	Charleston	WV
Financial Institutions, Inc.	Warsaw	NY
CNB Financial Corp.	Clearfield	PA
Mid Penn Bancorp, Inc.	Harrisburg	PA
The First of Long Island Corp.	Melville	NY
Carter Bankshares	Martinsville	VA
Farmers National Banc Corp.	Canfield	OH
Arrow Financial Corp.	Glens Falls	NY
Summit Financial Group, Inc.	Moorefield	WV
Southern First Bancshares, Inc.	Greenville	SC
Primis Financial Corp.	McLean	VA
Peoples Financial Services	Scranton	PA
Home Trust Bancshares, Inc.	Asheville	NC
Civista Bancshares, Inc.	Sandusky	OH
Individual Performance Assessments
Our NEOs receive annual performance assessments following a process established by the Compensation Committee. Our CEO provides the Compensation Committee with an assessment of his direct reports, and the Compensation Committee, in turn, provides our CEO with an assessment of his performance and considers the CEO’s evaluation of his direct reports. Following the annual performance assessment of the CEO, the Committee will recommend to the Board of Directors any salary increase, bonus, equity awards and other benefits, direct and indirect.

ELEMENTS OF COMPENSATION AND 2024 PAY DECISIONS

COMPENSATION ELEMENT	PURPOSE
Base Salary
•Provide financial predictability and stability through fixed compensation;
•Provide a salary that is market competitive;
•Promote the retention of executives; and
•Provide fixed compensation that reflects the scope, scale and complexity of the executive’s role.

Short-Term Cash Incentives
•Align management and shareholder interests;
•Provide appropriate incentives to achieve our annual operating plan;
•Provide market competitive cash compensation when targeted performance objectives are met; and
•Provide appropriate incentives to exceed targeted results.

Long-Term Equity Incentives
•Align management and long-term shareholder interests;
•Balance the short-term nature of other compensation elements with long-term retention of executive talent;
•Focus our executives on the achievement of long-term strategies and results;
•Create and sustain shareholder value; and
•Support the growth and operational profitability of the Company.

Employment Agreements and Change in Control Agreements
•Enable us to attract and retain talented executives;
•Protect Company interests through appropriate post-employment restrictive covenants, including non-competition and non-solicitation;
•Ensure management is able to analyze any potential change in control transaction objectively; and
•Provide for continuity of management in the event of a change in control.

Non-Qualified Retirement and Deferred Compensation Benefits	•Provide supplemental retirement benefits to certain executives to provide a competitive compensation package.
Perquisites	•Limit perquisites and use as competitively appropriate and necessary only to attract and retain executive talent.
2024 Base Salary
The Committee reviews the base salary of our named executive officers on an annual basis. In 2024, the Committee considered a range of factors in connection with its review, including (i) peer data, (ii) the role of each executive in the Company’s leadership team, (iii) individual performance evaluations for the prior year, and (iv) the positioning of each executive’s base pay relative to other senior executives. Following the merger in 2023, some of the NEO’s base salaries were below market based on the peer compensation data for the combined, larger company. In 2024, the Committee approved a plan to move NEO compensation to more competitive levels as compared to our new post-merger peer group. The following table reflects each active named executive officer’s increase in base pay for 2024.

Executive	Title	2024 Salary	2023 Salary	% Increase
James M. Burke	President and CEO	$635,600	$535,600	18.67%
Todd L. Capitani	EVP and CFO	$375,000	$350,000	7.14%
Donna J. Stevens	EVP and COO	$370,000	$370,000	—%

2024 Short-Term Incentive Program (“2024 STIP”)
The short-term incentive program provides our NEOs with the opportunity to earn cash incentive compensation for achieving specific Company performance goals. The program uses a balanced scorecard approach by establishing threshold, target and maximum incentive opportunities tied to performance factors aligned with our annual strategic plan. The Compensation Committee determines the actual STIP payout by considering Company performance against a scorecard of financial performance metrics that ties to our annual strategic plan. The 2024 target incentive opportunity levels for our NEOs are below.

	STIP Opportunity Level (% of Salary)
Executive	Threshold	Target	Stretch
James M. Burke	15.00%	30.00%	45.00%
Todd L. Capitani	12.50%	25.00%	37.50%
Donna J. Stevens	12.50%	25.00%	37.50%
The performance factors used to determine the incentive payouts for our named executive officers under the STIP in 2024 included Pre-Tax Provision Return on Average Assets (“PTPP ROAA”), efficiency ratio, average noninterest-bearing (“NIB”) deposits/total average retail deposits, and net interest margin (“NIM”). The plan also includes a modifier which allows the Committee to reduce the incentive payouts by 20% if the specified non-performing assets as a percentage of total assets (“NPAs”) threshold was exceeded. The plan included defined threshold, target, and maximum levels of performance for each performance factor and a corresponding payout, weighted as a percentage of salary, to each of the named executive officers based upon actual achievement. Following year end, the Committee determines the amount to be awarded to each executive officer by comparing the Company’s financial results to the established performance goals for 2024. The levels of performance for each performance factor and the actual results are noted below.

Performance Factor	Threshold	Target	Stretch	Actual Results
PTPP ROAA	1.30%	1.42%	1.50%	1.08%
Efficiency Ratio	63.00%	59.86%	56.00%	68.54%
Average NIB Deposits/Average Retail Deposits	25.00%	27.50%	30.00%	28.09%
NIM	3.10%	3.18%	3.25%	3.10%

2024 STIP Award Determination
Following the Compensation Committee’s review of the results of the components of each executive officer’s annual incentive plan scorecard in February 2025, the Compensation Committee interpolated the results and awarded incentive payouts between threshold and target performance as noted below. The short-term incentive program payouts were distributed in cash.

Executive	Target Incentive (% of Salary)	Target Incentive ($)	Amount Awarded (% of Salary)	Amount Awarded ($)
James M. Burke	30%	190,680	9.71%	61,704
Todd L. Capitani	25%	93,750	8.09%	30,338
Donna J. Stevens	25%	92,500	8.09%	29,933
2024 Long Term Incentive Program
The Company’s Long-Term Incentive Program under the Company’s 2016 Stock and Incentive Compensation Plan (“LTIP”) delivers long-term incentive opportunities in a combination of time-based vesting restricted stock units and performance-contingent units. Awards under the LTIP are generally granted annually, with overlapping three-year restriction/performance cycles.
The 2024 target LTIP award opportunity was 50% of base salary for the CEO and 25% of base salary for the other NEOs. The target awards are 50% time-based restricted stock units (“RSUs”) and 50% performance share units (“PSUs”) as noted below.

Executive	Time Based Vesting RSUs	Target PSUs
James M. Burke	25.00%	25.00%
Todd L. Capitani	12.50%	12.50%
Donna J. Stevens	12.50%	12.50%

The performance factors used to determine equity awards for our named executive officers under the LTIP include ROAA and ROAE measured on a relative basis against a defined group of peer banks over the period of January 1, 2024, through December 31, 2026. The performance measurement group for the 2024 LTIP awards consists of 94 banks between $3 billion and $12 billion in assets that are traded on NYSE or NASDAQ. PSUs awarded in 2024 will vest according to performance against the following goals:

Performance Measure	Weighting	Measurement Perspective	Performance Goals
			Threshold	Target	Stretch
Return on Average Assets	50.00%	Relative to Peer Banks	25th Percentile	50th Percentile	75th Percentile
Return on Average Equity	50.00%	Relative to Peer Banks	25th Percentile	50th Percentile	75th Percentile
Payout as a % of Target			50.00%	100.00%	150.00%

Performance and the resulting payouts will be determined as soon as practicable following the filing of the Company’s Form 10-K for the fiscal year ending December 31, 2026. In the event of death or disability, all time based vested awards will immediately vest in full as of the date of that event, and any performance-based awards will be deemed satisfied at the target level and will vest pro rata upon death, disability, or termination of the participant’s employment by reason of retirement to the extent the participant is at least 65 years of age. In the event of a change in control, all time-based awards will vest in full upon the involuntary or good reason termination of the participant’s employment, other than for cause, during the 12-month period ending on the first anniversary date of the change in control. Furthermore, the conditions applicable to any performance-based award will be deemed satisfied at the target level and will become fully vested upon involuntary or good reason termination of the participant’s employment, other than for cause, during the 12-month period ending on the first anniversary date of the change in control. In addition, we require certain levels of stock ownership as described in the Factors That Influence Our Executive Compensation Program section below.

The following LTIP equity awards were granted in 2024 for the performance period beginning on January 1, 2024, and ending on December 31, 2026. The time-based vested RSUs were granted on March 7, 2024, and vest ratably over a three-year period, beginning on the first anniversary of the grant date. The performance-contingent PSUs were awarded at target level.

Executive	Title	Number of RSUs Issued	Number of PSUs Awarded (Target Level)
James M. Burke	President & CEO	14,037	14,037
Todd L. Capitani	EVP, CFO	4,140	4,140
Donna J. Stevens	EVP, COO	4,085	4,085

Retirement Benefits and Deferred Compensation
We maintain broad-based tax-qualified pension and tax-qualified 401(k) plans. Generally, all employees of the Company are eligible to participate in these plans, including the NEOs.
In addition to the tax-qualified plans described above, we provide Messrs. Burke and Capitani and Mrs. Stevens with benefits under a supplemental executive retirement arrangement, split dollar arrangements and our deferred compensation plan. See the narrative following the Summary Compensation Table for details regarding these arrangements.
Other Benefits
We provide our NEOs with a set of core benefits that are generally available to our other full-time employees (e.g., coverage for medical, dental, vision care, prescription drugs, and basic life insurance and long-term disability coverage).
Executive Agreements
We maintain employment agreements with Messrs. Burke and Capitani and a Change in Control Agreement with Ms. Stevens. For a detailed description of these agreements, please see the narrative following the Summary Compensation Table regarding these agreements.

FACTORS THAT INFLUENCE OUR EXECUTIVE COMPENSATION PROGRAM
Risk Considerations
The Company engages in the following practices to ensure its executive compensation program is aligned with shareholders’ interests and protects us against risk. We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. The Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. In this regard, our executive compensation program includes, among other things, the following plan design features:
•Variable compensation based on a variety of performance goals
•Committee discretion to lower annual incentive award amounts
•Balances mix of shore-term and long-term incentives
•Stock ownership requirements
•Claw-back provisions

The Committee conducts an annual evaluation of all of the Company’s compensation programs, policies and practices to ensure that compensation policies and incentive compensation programs in place are not reasonably likely to have a material adverse impact on the Company and do not encourage our employees to take excessive risks.
Clawback Policy
Pursuant to the Company’s clawback policy, incentive-based compensation awarded to, earned by, or vested with any of our NEOs is subject to recoupment by the Company to the extent it exceeds the compensation that properly would have been awarded to, earned by, or vested with that NEO but for accounting errors impacting the calculation of that compensation, and which are subject of an accounting restatement required to be prepared by the Company. Under the policy, any recoupment is limited to excess compensation received by the NEO during the three completed fiscal years preceding the date the Company is required to prepare the accounting restatement, and no finding of fault of the NEO is required. The Compensation Committee has the exclusive power and authority to administer the policy, including to interpret the policy’s provisions and to make all determinations deemed necessary or advisable for the policy’s administration.
Executive Stock Ownership Policy
The Company maintains an Executive Stock Ownership Policy that reflects current corporate governance trends. Executives are expected to accumulate shares of Company Common Stock toward target ownership levels that are based on a multiple of base salary and a retention ratio for owned shares or shares acquired from equity awards. Our Chief Executive Officer has a target multiple of two (2) and other Section 16 executive officers have a multiple of one (1). The retention ratio is 100% of net profit shares. Executives are expected to hold 100% of the shares remaining after payment of an option exercise price and taxes owed upon exercise and/or hold 100% of newly vested shares of Company Common Stock after taxes are paid until the executive reaches his or her required multiple.
Anti-Hedging and Pledging Policies
Under the Company’s Insider Trading Policy, directors, officers and employees are prohibited at all times from writing any options or short-selling securities of the Company.  Directors, officers and employees are also discouraged from engaging in hedging transactions (such as “cashless” collars, forward sales, equity swaps and other similar or related arrangements) that may indirectly involve a short sale, and any such transaction must be carefully reviewed by the Company’s Insider Trading Compliance Officer under the Company’s Insider Trading Policy. The Insider Trading Compliance Officer will assess the proposed transaction and, in light of the facts and circumstances, make a determination as to whether the proposed transaction may be completed or would violate the Company’s Insider Trading Policy.
Perquisites
We annually review the perquisites that we make available to our named executive officers. The primary perquisites for these individuals include automobile allowances and certain club dues. See “Executive Compensation Decision Making Process — Summary Compensation Table” for detailed information on the perquisites provided to our NEOs.
Tax and Accounting Considerations
In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and periodically thereafter to ensure that we understand the financial impact of each program on the Company. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To the greatest extent possible, we structure our compensation programs in a tax efficient manner. However, for taxable years beginning on and after January 1, 2018, the Tax Cuts and Jobs Act of 2017 eliminated the "performance-based" compensation exception under Section 162(m), and expanded the $1 million per covered employee annual limitation on deductibility to cover all named executive officers. While the Company has sought to preserve deductibility of compensation paid to the named executive officers to the extent permitted by law, we have retained the flexibility to provide nondeductible compensation arrangements if we believe it is necessary to attract, incentivize, and retain key executives. We do not intend to change our pay-for-performance approach to awarding executive compensation even though the recent tax law changes eliminated the specific tax benefits under the prior law associated with awards of performance-based compensation.
Equity Compensation Grant and Award Practices
We do not currently grant stock options as part of our equity compensation programs and, therefore, we do not currently have a policy or practice governing the timing of such awards. For grants of other equity awards, such as restricted stock units, restricted stock and PSUs, our Compensation Committee and Board, as applicable, generally grants such awards on an annual basis based on a predetermined schedule, with awards typically granted at the beginning of each new fiscal year to incentivize the achievement of our strategic objectives and long-term results. As such, the Compensation Committee does not currently take material non-public information into account when determining the timing and terms of equity awards, as the timing of grants is in accordance with such predetermined annual schedule. Similarly, we do not time the release of material, non-public information based on equity award grant dates for the purpose of affecting the value of any awards. In addition, equity awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. In addition, the Compensation Committee can delegate authority to one or more executive officers to make grants to employees who are not executive officers.

SUMMARY COMPENSATION TABLE
The following table sets forth for the last two fiscal years the total remuneration for services in all capacities awarded to, earned by, or paid to our Named Executive Officers (the Company’s CEO and the two most highly compensated executive officers other than the CEO who were serving as executive officers as of December 31, 2024).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
James M. Burke President & Chief Executive Officer	2024	635,600	—	317,798	61,704	111,764	44,724	1,171,590
	2023	247,200	312,476	155,008	—	58,825	25,511	799,020
Todd L. Capitani(8) Chief Financial Officer	2024	375,000	—	93,730	30,338	210,718	31,585	741,371
	2023	—	—	—	—	—	—	—
Donna J. Stevens Chief Operating Officer	2024	370,000	—	92,484	29,933	142,123	31,561	666,101
	2023	345,000	105,941	45,570	—	132,071	14,909	643,491
____________________________________
(1)2023 salary amounts reflect earnings subsequent to the merger by and between the Company and Community Financial (the “Merger”), from July 1, 2023 through December 31, 2023.
(2)Amounts reflect cash retention bonuses paid to Mr. Burke, Mr. Capitani and Ms. Stevens in 2023 in connection with the Merger.
(3)Represents the aggregate grant date fair value of the granting of 14,037, 4,140 and 4,085 restricted stock units (“RSUs”) to Messrs. Burke and Capitani and Ms. Stevens, respectively, computed in accordance with FASB ASC Topic 718 based on a per share price of $11.32, on the date of the grant for awards under the 2024 long-term incentive program (“2024 LTIP”) covering the NEOs. Also reflects performance share units (“PSUs”) of 14,037, 4,140 and 4,085 units awarded to Messrs. Burke and Capitani and Ms. Stevens respectively under the 2024 LTIP. The performance period for the PSUs is 2024-2026. The fair value of the PSUs has been calculated in accordance with FASB Topic 718. For the PSUs, the amounts above were calculated based on the probable outcome of the performance conditions as of the inception date and represent the value of the target number of units granted to each NEO consistent with the estimate of the aggregate compensation cost to be recognized as of the service incentive date under ASC 718. Assuming the highest level of performance, the grant date value of the PSUs awarded to each NEO (150% of the grant date target value) is as follows: Mr. Burke ($238,350), Mr. Capitani ($70,313) and Ms. Stevens ($69,375).
(4)Represents RSUs of 13,409, 10,727 and 3,942 awarded to Messrs. Burke and Capitani and Ms. Stevens, respectively, in connection with a 2023 Merger retention agreement.
(5)Represents incentive payments earned in 2024 under the STIP.
(6)Represents the sum of above-market earnings under the Company’s deferred compensation plan and the aggregate change in the present value of accumulated benefits under the Supplemental Executive Retirement Plans (“SERPs”) from the prior completed fiscal year to the current fiscal year. Includes an aggregate change in the present value of accumulated benefits under the SERPs of $111,764, $210,718, and $142,123 to Mr. Burke, Mr. Capitani, and Ms. Stevens, respectively.
(7)Details of the amounts reported in “All Other Compensation” column for 2024 are provided in the table below.
(8)Mr. Capitani was not an NEO in 2023.

Item	Burke	Capitani	Stevens
Employer contribution to 401(k) Plan	13,800	13,800	13,800
Imputed Income	636	769	1,339
Automobile	4,456	4,473	7,937
Club dues	2,654	—	—
Dividends paid on unvested restricted stock	20,057	8,334	4,360
Group term life benefit	1,875	1,875	2,879
Other	1,246	2,334	1,246

EXECUTIVE AGREEMENTS AND PLANS
Employment Agreements – James M. Burke and Todd L. Capitani
The Company maintains employment agreements with Messrs. Burke and Capitani. The employment agreements provide for an annual salary, eligibility to participate in employee benefit plans and programs maintained by the Company for the benefit of their employees, including discretionary bonuses, incentive compensation programs, medical, dental, pension, profit sharing, retirement and stock-based compensation plans, and certain fringe benefits applicable to executive personnel.
Under the employment agreements if the executive’s employment is terminated for cause, he will receive only his base salary or other compensation earned through the date of termination and any other compensation or vested benefits provided under applicable plans or programs. All other obligations of the Company terminate on the date of termination.
Further, under Mr. Burke’s employment agreement, if his employment is terminated without cause (as defined in his employment agreement), he will receive a lump sum payment equal to three times his base salary and three times his most recent annual incentive compensation payment. Mr. Burke would also receive an amount equal to the monthly COBRA premium that he would be required to pay to continue the benefits in effect as of his termination date under the Bank’s medical, dental and life insurance plans, multiplied by 36. Under the employment agreement for Mr. Capitani, if his employment is terminated without cause (as defined in his employment agreement), he would receive a lump sum payment equal to two times his base salary and two times his most recent annual incentive compensation payment. Mr. Capitani would also receive an amount equal to the monthly COBRA premium that he would be required to pay to continue the benefits in effect as of his termination date under the Bank’s medical, dental and life insurance plans, multiplied by 36.
Upon voluntary termination of employment, Mr. Burke and Mr. Capitani would receive accrued and earned base salary and other compensation and benefits provided under the Bank’s benefit plans and programs as of the date of termination.
The employment agreements also provide each executive with disability benefits. If an executive terminates employment after becoming disabled pursuant to the terms of the agreement, the executive will receive the compensation and benefits provided for under the executive’s employment agreement for (1) any period during the term of the agreement and before the establishment of the executive’s disability; or (2) any period of disability before the executive’s termination of employment due to disability.
Upon an executive’s death, the employment agreements provide that the Company will pay the executives or their respective beneficiaries or estate any compensation due to the executive through the end of the month in which the executive’s death occurred, plus any other compensation or benefits to be provided in accordance with the terms and provisions of the Bank’s benefit plans and programs in which the executive participated as of the date of the executive’s death.
Upon a change in control, Mr. Burke’s employment agreement provides that if (1) his employment is terminated without cause or without his consent and for a reason other than cause in connection with or within 12 months after a change in control (as defined in the agreement); or (2) Mr. Burke voluntary terminates employment within 12 months following a change in control upon the occurrence of certain “good reason” events described in the agreement, he will receive a lump sum payment equal to three times his annual base salary and three times his most recent annual incentive compensation payment, plus an amount equal to the monthly COBRA premium that he would be required to pay to continue the benefits in effect as of his termination date under the Bank’s medical, dental and life insurance plans, multiplied by 36. Under Mr. Capitani’s employment agreement, he will receive a lump sum payment equal to two times his annual base salary and two times his most recent annual incentive compensation payment, plus an amount equal to the monthly COBRA premium that he would be required to pay to continue the benefits in effect as of his termination date under the Bank’s medical, dental and life insurance plans, multiplied by 36.
Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. An individual’s base amount is generally equal to an average of the individual’s taxable compensation for the five taxable years preceding the year a change in control occurs. The employment agreements apply a “best net benefits” approach in the event that severance benefits under the agreement or otherwise result in “excess parachute payments” under Section 280G. Applying the “best net benefits” methodology, the Agreement provides for two separate calculations to address the application of Section 280G to payments that are contingent on a change in control. The first calculation establishes the after-tax benefit to the executive if the aggregate change in control-related payments are reduced below his Section 280G threshold, thereby avoiding the excise tax. The second calculation determines the after-tax benefit if the payments are made without reduction, and the executive’s after-tax benefit reflects payment of the golden parachute excise tax by the executive. The executive’s benefits will be reduced unless the after-tax benefit to the executive of paying the full amount exceeds the after-tax benefits of paying the reduced amount by at least $50,000.

Change in Control Agreement – Donna J. Stevens
The Company maintains a Change in Control Agreement with Ms. Stevens. Pursuant to the Change in Control Agreement, in the event the executive is terminated (i) by the Company without “Cause”, or (ii) by the executive for “Good Reason” within 12 months of a “Change in Control” of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined below), the executive will be entitled to receive an amount equal to 2.0 times the executive’s base salary and bonus (not to include the exercise of any stock options) paid or scheduled to be paid under the Company’s annual incentive plan in the calendar year of the Change in Control. The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which she may revoke that release has expired on or before that 60th day.
The Change in Control Agreement has a twelve-month term, which will automatically renew for successive twelve- month terms unless a party notifies the other party at least 60 days prior to the end of the then-current term of its or her decision not to renew the Change in Control Agreement. At least 120 days prior to the commencement of a new term, the Board or a committee thereof will conduct a comprehensive performance evaluation and review of Ms. Stevens to determine whether to give notice of non-renewal.
The Change in Control Agreements define the term “Cause” as: (i) the officer’s “Disability” (as defined in the Change in Control Agreement); (ii) an action or failure to act by the officer constituting fraud, misappropriation or damage to the property or business of the Company; (iii) conduct by officer that amounts to fraud, personal dishonesty or breach of fiduciary duty; (iv) officer’s conviction (from which no appeal may be, or is, timely taken) of a felony or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (v) the officer’s breach of any of her obligations hereunder; (vi) the unauthorized use, misappropriation or disclosure by the officer of any confidential information of the Company or of any confidential information of any other party to whom the officer owes an obligation of nondisclosure as a result of his relationship with the Company; (vii) the willful violation of any final cease and desist or consent order; (viii) a knowing violation by officer of federal and state banking laws or regulations which is likely to have a material adverse effect on the Company, as determined by the Board; (ix) the determination by the Board, in the exercise of its reasonable judgment and in good faith, that officer’s job performance is substantially unsatisfactory and that she has failed to cure such performance within a reasonable period (but in no event more than thirty (30) days) after written notice specifying in reasonable detail the nature of the unsatisfactory performance; (x) officer’s material breach of any of the Company’s written policies; or (xi) the issuance of any order by the Maryland Commissioner of Financial Regulation, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or any other supervisory agency with jurisdiction over the Company permanently prohibiting the continued service of the officer with the Company. No act or failure to act on the part of the officer shall be considered “willful” unless it is done, or omitted to be done, by the officer in bad faith or without reasonable belief that the officer’s action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or upon the advice of legal counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the officer in good faith and in the best interest of the Company.
The term “Good Reason” is defined as the termination by the officer within 12 months following a Change in Control based on: (i) without the officer’s express written consent, a material adverse change made by the Company which would reduce the officer’s functions, duties or responsibilities; (ii) without the officer’s express written consent, a 5% or greater reduction by the Company in the officer’s base salary as the same may be increased from time to time; or (iii) without the officer’s express written consent, the Company requires the officer to be based at a location more than 50 miles from Easton, Maryland (which requirement shall be deemed to be a material change in the geographic location at which the officer must perform services for the Company), except for required travel on business of the Company to an extent substantially consistent with the officer’s present business travel obligations. Good Reason shall, for all purposes under the Change in Control Agreement, be construed and administered in manner consistent with the definition of “good reason” under Treasury Regulation §1.409A-1(n).
The term “Change In Control” is defined as the occurrence of any of the following events: (i) a person, or group of persons acting together, acquires ownership of securities of the Company that, together with such person’s or group’s other securities, constitutes more than 50% of the total fair market value or total voting power of the Company’s securities; (ii) any person, or group of persons acting together, acquires (or has acquired during the preceding 12-month period) ownership of securities of the Company possessing 35% or more of the total voting power of the Company’s securities, (iii) a majority of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or (iv) any person, or group of persons acting together, acquires (or has acquired during the preceding 12-month period) assets from the Company that have a total gross fair market value equal of at least 40% of the total gross fair market value of all of the Company’s assets.
Merger Retention Agreements
In connection with the Merger, Mr. Burke, Mr. Capitani and Ms. Stevens entered into retention agreements with the Company. In exchange for a cash retention payment payable in a lump sum no later than the first regular payroll period following the closing date of the merger and a grant of restricted stock units that would vest fifty percent on each of the first and second anniversaries of the closing date of the merger if the executive remained employed through each date, each executive agreed to waive “good reason” to terminate employment as a result of the merger or any changes to the executive’s role, title, position, status, authority, duties and/or responsibilities that occur subsequent to the merger and that were not clearly communicated to the executive prior to the merger.
Supplemental Executive Retirement Plan – Donna J. Stevens
The Company maintains a supplemental executive retirement plan for Ms. Stevens (the “Shore SERP”). Under the terms of Ms. Steven’s supplemental executive retirement plan, if she remains continuously employed by the Bank until on or after attaining age 65, then following the date on which she experiences a separation from service on or after attaining age 65 (her “Normal Retirement Date”) for any reason other than (i) termination for cause, (ii) death or disability, or (iii) on or within twelve (12) months following the effective date of a Change in Control, the Bank will pay Ms. Stevens a normal retirement benefit, equal to $125,000 (“Normal Retirement Benefit”) for each year for ten (10) years. Payment of the Normal Retirement Benefit commences upon her Normal Retirement Date, beginning with the month immediately following her Normal Retirement Date, and will be paid in twelve (12) equal monthly installments (without interest) on the first day of each month thereafter until paid in full. If Ms. Stevens terminates her employment prior to attainment of age 65, the Bank will distribute her benefit in a single lump sum on or within thirty (30) days after her separation from service in an amount equal to the accrual balance in her supplemental executive retirement plan as of her separation date. In the event of a change in control followed by a termination of Ms. Steven’s employment before, on or after attainment of age 65, Ms. Stevens is entitled to a lump sum payment on or within thirty (30) days after her separation from service in an amount equal to the present value of her Normal Retirement Benefit discounted using the current discount rate being utilized to calculate GAAP liabilities and assuming payments commence immediately. In the event Ms. Stevens becomes permanently disabled the benefit under her supplemental executive retirement plan will be equal to the accrual balance as of the date she becomes disabled. In the event of her death while in continuous service with the Bank, but before the occurrence of any event that would entitle her to a benefit and prior to the payment of the entire accrual balance, Ms. Steven’s beneficiary will receive in a single lump sum on or within thirty (30) days after her death an amount equal to the remaining accrual balance at the time of her death.
Supplemental Executive Retirement Plans – James M. Burke and Todd L. Capitani
In connection with the Merger, we assumed The Community Bank of the Chesapeake’s 2011 and 2014 supplemental executive retirement plans with Mr. Burke and Mr. Capitani (collectively the “Community SERPs”) to provide the executives with additional compensation at retirement or upon termination of employment due to death, disability or a change in control. If an executive remains employed with the Bank until his normal retirement age of 65, he is entitled to receive a retirement benefit payable annually for a period of 15 years. The annual benefits for Mr. Burke and Mr. Capitani (in the aggregate) are $77,434, and $154,711, respectively. A reduced benefit is payable if the executive retires before normal retirement age or terminates service with the Bank for other reasons. If an executive’s employment is terminated for cause, the executive will not be entitled to any benefits under the Community SERPs.
In the event of a change in control (which occurred as a result of the merger of Community Financial with the Company) prior to Mr. Burke’s and Mr. Capitani’s (i) attaining age 65, (ii) death, (iii) disability, (iv) retirement, or (v) Separation from Service (as defined in the Community SERP agreements), the SERP benefit will equal the accrued benefit calculated as of any subsequent separation from service following the change in control with 36 months of additional service for purposes of calculating the accrual. Payments will commence at the earliest of an executive’s attainment of age 65 or death. However, if an executive experiences a Separation from Service within 24 months following a change in control, the executive is entitled to his full accrued retirement benefit, with payments to commence no later than the second month following his Separation from Service. Under the Community SERPs if the change in control benefit payment made to Mr. Burke and Mr. Capitani would be treated as an “excess parachute payment” under Code Section 280G (“280G Limit”), the Bank will reduce such benefit payment to the extent necessary to avoid treating such benefit payment as an excess parachute payment; however, the payments or benefits shall not be reduced if the net after tax benefit to the executive of receiving the total payments exceeds the net after tax benefit of receiving the reduced benefits by at least $50,000.
Salary Continuation Agreement – James M. Burke
In connection with the Merger, we assumed a salary continuation agreement with Mr. Burke (“SCA”). The SCA is a non-qualified deferred compensation arrangement that provides Mr. Burke with additional compensation at retirement or upon termination of employment due to death, disability or a change in control. The SCA provides Mr. Burke a total annual benefit equal to $101,000. This benefit is payable upon normal retirement at or after age 65 (normal retirement age). A reduced benefit is payable if the named executive officer retires before normal retirement age. The annual SCA benefits are payable on a monthly basis to the executive or his designated beneficiaries over a 15-year period. If Mr. Burke dies while in active service with the Bank, the executive’s designated beneficiaries will be provided with an annual benefit, for a period of 15 years, equal to $101,000, commencing with the month following the executive’s death. If the executive dies after his employment has terminated, but before payments under the agreement have commenced, his designated beneficiaries will be entitled to the same payments beginning on the first day of the month after the executive’s death. If the executive dies after the benefit payments have commenced, but before receiving all of the payments, the designated beneficiaries will be entitled to the remaining benefits that would have been paid to the executive if the executive had survived.

Under the SCA if Mr. Burke’s employment is terminated for cause, he will not be entitled to any benefits under the terms of his SCA. Under the SCA, Mr. Burke is entitled to a change in control annual benefit ranging from $66,713 to $101,000, (based on the date of termination) if his employment is terminated within 12 months subsequent to a change in control and before age 65. The SCA provides an annual disability benefit ranging from $87,873 to $101,000 for Mr. Burke depending on the date of termination, commencing with the month following the executive attaining age 65.
2019 Deferred Compensation Plan
The Company maintains the Shore Bancshares, Inc. Deferred Compensation Plan (the “Company Deferred Compensation Plan”), which is an unfunded nonqualified deferred compensation plan that provides an opportunity for our Board, a select group of management and highly compensated employees to voluntarily defer a portion of their compensation. Prior to the beginning of each calendar year, an eligible individual may elect to defer receipt of all or a portion of any Base Salary (as defined in the plan document) or retainer fees that will be earned by such person in the next calendar year. An eligible individual may elect to defer not less than 5% and up to a maximum of 50% of the eligible individual’s Base Salary or 100% of other compensation (such as bonuses or other incentive compensation). The Company, in its sole discretion, may also credit any amount to a non-director participant’s Employer Discretionary Contribution Account (the “Employer Discretionary Contributions”). During 2024, only Ms. Stevens participated in the Company Deferred Compensation Plan.
At the choice of the participant, the Company credits an employee participant’s account with earnings based on the hypothetical earnings of an investment fund, or default to a money market fund if no election is made. The Company credits a director’s account for the deferral of retainer fees as deemed to be invested in units of Company shares of Common Stock. Participants are fully vested at all times in all deferred compensation or retainer fees credited to each participant’s account. Participants receiving Employer Discretionary Contributions vest at a rate to be determined by the Company at the time it makes such contribution, or if not otherwise defined at the time, upon the third anniversary of the contribution. An employee participant’s benefit is paid on the earliest date of the following: Retirement, Separation from Service, Fixed Payment Date, or Hardship (as those terms are defined in the plan document), and are paid in cash either in a lump sum or annual installments as described in the Company Deferred Compensation Plan. A director participant’s benefit is paid only upon a Separation from Service other than for Cause (including but limited to a Separation from Service due to Retirement, death, or Disability), and are distributed in shares of Company Common Stock. The Company entered into an agreement with Matrix Trust Company as trustee to make contributions to a trust that provides the Company with a source of funds to assist in meeting its liabilities under the Company Deferred Compensation Plan.
Split Dollar Life Insurance Agreements
The Bank is a party to individual split dollar life insurance arrangements with Mr. Burke, Mr. Capitani and Ms. Stevens. These arrangements provide each executive’s beneficiary with pre- and post-retirement death benefits. The Bank has purchased life insurance policies on the lives covered by these agreements in amounts sufficient to provide payments to the beneficiaries, and the Bank pays the premiums due on the policies as an additional employment benefit. The economic benefit (the imputed income amount of this insurance) for the year 2024 to the NEOs is included in the amounts for each of these executive officers set forth in the Summary Compensation Table under the column “All Other Compensation.” Under these arrangements, Mr. Burke and Mr. Capitani are each entitled to a pre-retirement split dollar benefit amount equal to the lesser of $500,000, or the net amount at risk insurance portion of the proceeds. These arrangements provide a post-retirement split dollar benefit to Mr. Burke and Mr. Capitani equal to the lesser of $100,000 or the net amount at risk insurance portion of the proceeds. The net amount at risk portion is the total proceeds less the cash value of the policy. The arrangement for Ms. Stevens provides a split dollar benefit amount equal to $843,533 limited to 100% of the net amount at risk insurance portion of the proceeds.
2016 Equity Plan – Shore Bancshares, Inc.
The Company maintains the 2016 Equity Plan as part of its long-term incentive program. During 2024, Mr. Burke, Mr. Capitani, and each received a Long Term Incentive Program award in the form of an RSU and PSU award at target level. Under the 2016 Equity Plan the LTIP is based on a three-year performance period and the final award is determined based on Company performance compared to peer over the performance period. Under the terms of the outstanding equity awards, all unvested shares will lapse and be forfeited upon the termination of the participant’s employment with the Company. No stock options were granted to the NEOs in 2024. The 2016 Equity Plan does not have a sufficient number of shares of Company common stock available to continue our Long Term Incentive Program beyond 2025 and the plan term will expire on April 27, 2026. In order to continue to use equity as a means to compensate our NEOs and directors, we are presenting a new equity incentive plan to our shareholders at the Annual Meeting. See Appendix A to this proxy statement for a copy of the proposed Shore Bancshares, Inc. 2025 Equity Incentive Plan. The new equity plan will enable us to continue to utilize equity awards for a number of years as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented executives and directors.

2015 Equity Compensation Plan – The Community Financial Corporation, as assumed by Shore Bancshares, Inc.
The Company assumed The Community Financial Corporation 2015 Equity Compensation Plan in connection with the Merger (“Assumed Equity Plan”). All assumed restricted stock awards continue to be subject to the same terms and conditions as were applicable prior to the Merger, however performance-based awards were converted assuming that all performance goals had been satisfied at target and converted into time-based awards as of the effective date of the Merger. The 2015 Equity Compensation Plan terminates on May 4, 2025. No equity awards were granted under the 2015 Equity Compensation Plan in 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table provides information with respect to outstanding equity awards held by the NEOs at December 31, 2024.

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mr. Burke	02/10/2022 02/10/2022 03/06/2023 03/06/2023 07/01/2023 03/07/2024 03/07/2024	596 (2) 1,788 (3) 3,129 (4) 4,695 (5) 6,705 (6) 14,037 (7) 14,037 (8)	9,447 28,340 49,595 74,416 106,274 222,486 222,486
Mr. Capitani	02/10/2022 02/10/2022 03/06/2023 03/06/2023 07/01/2023 03/07/2024 03/07/2024	329 (2) 987 (3) 682 (4) 1,025 (5) 5,364 (6) 4,140 (7) 4,140 (8)	5,215 15,644 10,810 16,246 85,019 65,619 65,619
Ms. Stevens	07/01/2023 03/07/2024 03/07/2024	1,971 (6) 4,085 (7) 4,085 (8)	31,240 64,747 64,747
____________________________________
(1)    Based upon the Company’s closing stock price of $15.85 per share at December 31, 2024.
(2)    Units vest in three equal installments beginning on February 10, 2023.
(3)    Performance shares for the 2022-2024 performance period converted to time-based restricted stock units at merger and vest in full on February 10, 2025.
(4)    Units vest in three equal installments beginning on March 6, 2024.
(5)    Performance shares for 2023-2025 performance period converted to time-based restricted stock units at merger and vest in full on March 6, 2026.
(6)    Units vest in two equal installments beginning July 1, 2024.
(7)    Units vest in three equal installments beginning on March 7, 2025.
(8)    Performance shares for the 2024-2026 performance period.

PAY-VERSUS-PERFORMANCE

Year	Summary Compensation Table Total for CEO ($)(1) Beatty	Compensation Actually Paid to CEO ($) Beatty	Summary Compensation Table Total for CEO ($)(1) Burke	Compensation Actually Paid to CEO ($) Burke	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)	Value of Initial Fixed $100 Investment based on Total Shareholder Return ($)(2)	Net Income ($)
2024	—	—	1,171,590	1,941,765	703,736	1,128,364	106.80	43,889
2023	3,140,861	3,140,570	799,020	823,190	693,090	1,413,810	82.09	11,228
2022	909,778	864,130	—	—	445,382	431,495	100.40	31,177
____________________________________
(1)Compensation actually paid makes required adjustments to the total amount of compensation shown for our Principal Executive Officer (“PEO”) and Former PEO, Mr. James M. Burke and Mr. Lloyd L. Beatty, and NEOs other than our PEO, in the Summary Compensation Table included above. These NEOs were Ms. Stevens, Ms. Lombardi and Mr. Adkins for 2023 and Ms. Stevens and Mr. Allen for 2022.
(2)Represents the year-over-year value, as of December 31st of each respective year, of a hypothetical initial investment of $100 made on December 31, 2021 in the Company, assuming reinvestment of all dividends paid into the stock.
Relationship Between Compensation Actually Paid and Performance
The following graphs describe the relationship between CEO and other Non-CEO NEO's actual compensation to TSR and Net Income.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval and Ratification of Related Party Transactions
It is the policy of the Company that all permissible transactions between the Company and its executive officers, directors, holders of 5% or more of the shares of its Common Stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.
Nasdaq Rule 5630 requires the Company to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and further requires all such transactions to be approved by the Company’s Audit Committee or another “independent body” of the Board. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest.
Leases
The Company leases a portion of one of its facilities to a law firm, in which Alan J. Hyatt is a partner. In January 2022, the lease entered the final five-year renewal option under the leasing agreement. The total rent payments received by the Company were approximately $85,000 for 2025 (through the date of this Proxy Statement) and $318,000 for the year ended December 31, 2024. The law firm also reimburses the Company for its share of common area maintenance and utilities. The total reimbursements for 2024 were $186,451 and the total reimbursement for 2025 (through the date of this Proxy Statement) was approximately $28,000. In addition, as settled below under “Legal Fees” the law firm represents the Company and the Bank in certain legal matters.
The Bank leases its Fredericksburg, Virginia lending center from GAFR Holdings in which Michael B. Adams, a director of the Company and Bank, is a 25% owner and managing member. The Bank paid GAFR Holdings $112,295 in 2024 (in which Mr. Adams had a 25% interest of approximately $28,073). In addition, from the beginning of 2025 through the date of this Proxy Statement, the Bank paid GAFR Holdings approximately $27,000 (in which Mr. Adams had a 25% interest of approximately $6,750) in connection with the lease. Mr. Adams is also the 100% owner and President of JON Properties, LLC (“JON Properties”). The Bank pays monthly fees to JON Properties in connection with common area maintenance for the Virginia lending center. The Bank paid JON Properties $11,569 in 2024 in common area maintenance fees. Since the beginning of 2025 through the date of this Proxy Statement, the Bank has paid the entity approximately $2,900 in 2025 in common area maintenance fees.
Legal Fees
Alan J. Hyatt, who is the Chairman of the Board of the Company and the Bank, is a partner of the law firm of Hyatt & Weber, P.A., which serves as general counsel to the Company and the Bank. The law firm of Hyatt & Weber, P.A. received fees in the amount of $102,610 for services rendered to the Company and its subsidiaries for the years ended December 31, 2024. Since the beginning of January 1, 2025 and through the date of this Proxy Statement, Hyatt & Weber, P.A. received fees of approximately $15,000 for services rendered to the Company and and its subsidiaries during 2025.
Louis P. Jenkins, Jr., who serves on the Board of the Company and the Bank, is the principal of Jenkins Law Firm, LLC, which provides legal services to the Company and the Bank. The law firm of Jenkins Law Firm, LLC received fees in the amount of $6,000 for services rendered to the Company and to the Bank for the year ended December 31, 2024. Since the beginning of 2025 through the date of this Proxy Statement, Jenkins Law Firm, LLC received fees of approximately $8,500 for services rendered to the Company and its subsidiaries during 2025.
Consulting Agreement
The Bank maintains a 5-year Consulting Agreement with Alan J. Hyatt which commenced on the closing date of the merger of Severn with the Company. Under the terms of the Consulting Agreement, Mr. Hyatt’s consulting services consist of assisting the Bank in business introductions, business development calls and business referrals; attending community functions sponsored by the Bank; and assisting in any other matters or duties Executive Management may request. In consideration of the consulting services, Mr. Hyatt receives an annual consulting fee of $150,000 payable in equal monthly installments.
Ordinary Banking Relationships
The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. The Bank does not currently have such a program in place. From time to time, the Bank engages in banking transactions in the ordinary course of businesses with the Bank’s directors and officers and with the associates of such persons on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the time for comparable transactions with persons not related to the Company and its subsidiaries. Extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features. Any loans we originate with officers, directors or principal shareholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the applicable regulatory requirements.
As of December 31, 2024 and 2023, such loans outstanding, both direct and indirect (including guarantees), to directors, their associates and policy-making officers, totaled approximately $54.3 million and $53.1 million, respectively. As of December 31, 2024 and 2023, deposits, both direct and indirect, from directors, their associates and policy-making officers, totaled approximately $35.8 million and $35.6 million, respectively.
PROPOSAL 2: APPROVAL OF THE SHORE BANCSHARES, INC. 2025 EQUITY INCENTIVE PLAN
Overview
At the Annual Meeting, shareholders will be asked to approve the Shore Bancshares, Inc. 2025 Equity Incentive Plan (the “2025 Plan”), a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference. The following summary of key provisions of the 2025 Plan is qualified in its entirety by reference to the attached 2025 Plan document. Based upon the recommendation of the Compensation Committee, our Board approved the 2025 Plan on March 6, 2025 and recommended that it be submitted to the shareholders for approval at this year’s Annual Meeting.
Equity Compensation is an Important Part of Our Compensation Program
The Compensation Committee established long-term equity-based compensation as an important element of our compensation program. The Compensation Committee emphasizes long-term equity-based compensation in order to (i) align participants’ interests with the interests of the Company’s shareholders in the long-term success of the Company; (ii) provide management with an equity ownership in the Company tied to Company performance; (iii) attract, motivate and retain key employees and non-employee directors; and (iv) provide incentive to management for continuous employment with the Company. The 2025 Plan, like the 2016 Plan, is designed to advance these interests of the Company and its shareholders. Equity-based compensation under the 2025 Plan encourages executives to act as owners with an equity stake in the Company, discourages inappropriate risk-taking and contributes to the continuity and stability within the Company’s leadership.
The 2016 Equity Plan Does Not Have Sufficient Shares Available
The 2025 Plan is intended to serve as a successor to the Company’s existing 2016 Plan. As of April 1, 2025 there were approximately 291,826 shares of our Common Stock subject to outstanding restricted stock, restricted stock units and performance stock units, no outstanding stock options and approximately 73,967 shares of our Common Stock available for future awards under the 2016 Equity Plan. The Company’s ability to use long-term equity-based compensation as a significant component of its overall compensation would be quite limited if the shareholders do not approve the 2025 Plan.
If the 2025 Plan is approved by shareholders, it will replace the 2016 Plan and no new awards will be made under the 2016 Plan following the 2025 Annual Meeting.
As of April 1, 2025, approximately 73,967 shares of Common Stock remain available for issuance under the 2016 Plan. Based on the number of shares of Common Stock that remain available under the 2016 Plan, the Board believes it is advisable to have an additional 1,000,000 shares of Common Stock available under the 2025 Plan for an aggregate pool of 1,073,967 shares of Common Stock.
The 2025 Plan Reflects Compensation and Governance Best Practices
In order to replace the 2016 Plan, our Board has approved, subject to shareholder approval, the 2025 Plan in the form attached to this Proxy Statement as Appendix A. The 2025 Plan is intended to replace the 2016 Plan as the plan under which the Company will grant equity awards to attract, motivate and retain highly qualified employees, officers, directors and consultants of the Company by providing them with meaningful long-term financial incentives. The 2025 Plan contains provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, including:

•Shareholder approval is required for additional shares. Neither the 2016 Plan nor the 2025 Plan contain an annual “evergreen” provision, pursuant to which the share pool would be automatically increased each year based on a specified formula. Rather, the 2025 Plan reserves for issuance a total of 1,073,967 shares of Common Stock for new awards.
•No liberal share recycling. Shares retained by or delivered to the Company to pay the exercise price of stock options or stock appreciation rights or to satisfy withholding for taxes in connection with the exercise or settlement of an award will not be added back to the pool of available shares under the 2025 Plan and will not be available for future awards.
•Repricing is not allowed. The 2025 Plan expressly prohibits the Company from repricing stock options without first obtaining shareholder approval.
•Director Limits. The 2025 Plan places an annual limit of $500,000 on the value of equity grants that can be made to any individual non-employee directors.
•No discount stock options. All stock options will have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option or stock appreciation right is granted.
•Minimum Vesting Requirement. Subject to certain limited exceptions, awards granted under the 2025 Plan will be subject to a minimum vesting period of one year.
•Dividends and other Distributions. Dividends and other distributions on Shares underlying all Awards are subject to the same restrictions on vesting and cannot be distributed until the underlying Awards vest.
•Awards Subject to a Clawback Policy. Awards under the 2025 Plan will be subject to any compensation recoupment policy that the Company may adopt from time to time.
Description of the 2025 Plan
Set forth below is a summary of the material terms of the 2025 Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the 2025 Plan attached to this Proxy Statement as Appendix A. Shareholders are encouraged to review the text of the 2025 Plan carefully.
Purpose. The purpose of the 2025 Plan is to promote the growth and profitability of the Company by (a) encouraging outstanding individuals to accept or continue employment with the Company or to serve as directors of the Company, (b) providing those persons with incentive compensation opportunities in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, and or performance units, thereby aligning their interests with those of the Company’s shareholders, and (c) furthering the Company’s risk mitigation strategy by enabling the Company to provide incentive compensation that appropriately balances risk and reward.
Effective Date and Term. The 2025 Plan will be effective on May 29, 2025, if approved by the Company’s shareholders at the Annual Meeting.
Administration. The Compensation Committee will administer the 2025 Plan. Among other powers, the Compensation Committee will have full and exclusive power to: (i) establish the terms and conditions upon which an award may be made and exercised under the 2025 Plan; (ii) interpret the terms and the intent of the 2025 Plan and any award agreement; (iii) determine eligibility for awards; (iv) determine award recipients; (v) grant awards; (vi) accelerate the exercisability of any award, the end of a performance period applicable to an award, or termination of any restriction imposed on an award under the 2025 Plan; (vii) determine what leaves of absences do not constitute interruptions of employment or service or continuous employment or service; (viii) determine the fair market value of the shares of Common Stock of the Company; (ix) designate an award as performance-based compensation or as performance units, select the performance measures, and (x) make all other determinations relating to the 2025 Plan.
The Compensation Committee may delegate to one or more of its members, other directors, and officers of the Company such administrative duties or powers as it may deem advisable. The Compensation Committee may authorize one or more of the Company’s officers to designate employees to be recipients of awards and/or determine the size of any such award; provided that (i) the Compensation Committee may not delegate such authority with respect to awards to be granted to an officer or other directors of the Company or a person who beneficially owns more than ten percent of Common Stock, (ii) the authorizing resolution of the Compensation Committee must state the total number of awards that may be so granted; and (iii) the officer must report periodically to the Compensation Committee about the nature and scope of the awards granted.

Eligibility for Participation. The 2025 Plan is available to all directors of the Company and its subsidiaries and all officers, employees and consultants of the Company and its subsidiaries (“Key Associates”) who, in the opinion of the Compensation Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. Subject to the provisions of the 2025 Plan, the Compensation Committee has the authority to select from all eligible individuals those to whom awards are granted and to determine the nature and amount of each award.
Types of Awards. The 2025 Plan permits the Compensation Committee, in its sole discretion, to grant various forms of incentive awards. The Compensation Committee has the power to grant stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, and performance units. Each award will be reflected in an agreement between the Company and the participant, will be subject to the applicable terms and conditions of the 2025 Plan and may also be subject to other terms and conditions contained in the award agreement consistent with the 2025 Plan that the Compensation Committee deems appropriate, including accelerated vesting or settlement in the event of a participant’s death, disability or termination of employment. The provisions of the various agreements entered into under the 2025 Plan do not need to be identical.
Stock Options. Stock options allow the participant to buy a certain number of shares of Common Stock at an exercise price equal to at least the fair market value (as determined by the Compensation Committee) on the date the option is granted. The Compensation Committee may grant stock options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, so-called “non-qualified stock options” that are not intended to so qualify as incentive stock options (“NQSOs”), or any combination of ISOs and NQSOs. All persons eligible to participate in the 2025 Plan may receive a grant of NQSOs. Only employees of the Company and its subsidiaries may receive a grant of ISOs.
The Compensation Committee fixes the exercise price (also referred to as Option Price in the 2025 Plan) per share for options on the date of grant, provided that the exercise price of any option granted under the 2025 Plan can never be less than the fair market value of the underlying shares of Common Stock on the date of grant and provided further that, if a participant who will be granted an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding voting securities of the Company, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs (under all of the Company’s equity compensation plans) become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. The maximum number of shares available for awards of ISOs granted to any officer or employee is 200,000 for any calendar year.
The Compensation Committee determines the term of each option, provided that no option may have a term greater than 10 years from the date of grant and provided further that, if the recipient of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the term of that person’s ISO may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on a date that is determined by the Compensation Committee, in its sole discretion, which is specified in the award agreement. Options may be exercised at such times and be subject to such restrictions as the Compensation Committee determines; provided that ISOs may be exercised only while the participant is employed by or providing service to the Company or within a specified period of time after termination of such employment or service, as determined by the Compensation Committee. A participant may exercise an option by delivering notice of exercise to the Company or its designated agent. Payment of the exercise price and any withholding taxes for an option may be made (i) in cash, (ii) by delivering shares of Common Stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price, (iii) by a combination of the foregoing, or (iv) to the extent permitted by law and approved by the Compensation Committee, through a cashless exercise of the option using a broker. The Compensation Committee may impose in an award agreement such restrictions on the shares deliverable upon exercise of a stock option as it deems appropriate, including that such shares will constitute “restricted shares” subject to restrictions on transfer.
Stock Appreciation Rights. The Compensation Committee may grant SARs to anyone eligible to participate in the 2016 Plan. Awards may involve freestanding SARs, SARs granted with, but exercisable in lieu of, stock options (“Tandem SARs”), SARs granted with, and in addition to, stock options (“Additive SARs”), or any combination of the foregoing. Any Tandem or Additive SAR that relates to an ISO must be granted at the same time as the ISO. The Compensation Committee will determine the period when SARs vest and become exercisable, the fair market value of the shares of Common Stock underlying the SARs on the date of grant, and whether SARs will be freestanding SARs, Tandem SARs or Additive SARs. SARs may be exercised only while the participant is alive. The exercise of a SAR does not require the payment of any money to the Company. Upon exercise of a freestanding SAR, the participant will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the fair market value on the date of grant. A Tandem or Additive SAR shall have the same exercise price as the related option. Accordingly, upon exercise of a Tandem SAR or an Additive SAR, the participant will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over exercise price of the related stock option. The exercise of a Tandem SAR will reduce the number of shares available under the related stock option by the number of shares exercised, and vice versa. The exercise of an Additive SAR will have no effect on the related stock option. The award agreement granting a SAR may provide, however, on an elective or non-elective basis, for payment of the SAR value on a date after exercise, which amount will be adjusted (if provided in the award agreement) from the date of exercise based on an interest, dividend equivalent, earnings or other basis (including the deemed investment of the award amount in shares of Common Stock) determined by the Compensation Committee. Payment to the participant of the SAR value (or adjusted value, if applicable) will be in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee.
Restricted Stock. The Compensation Committee may grant restricted stock to anyone eligible to participate in the 2025 Plan. An award of restricted stock involves the immediate transfer by the Company to the participant of a specific number of shares of Common Stock which are subject to a risk of forfeiture and a restriction on transferability. This restriction will lapse following a stated period of time, upon attainment of specified performance targets or some combination of the foregoing. The participant does not pay for the restricted stock and has all of the rights of a holder of a share of Common Stock of the Company (except for the restriction on transferability), including the right to vote and receive dividends unless otherwise determined by the Compensation Committee and set forth in the award agreement. Except as provided otherwise in an award agreement, if a participant’s employment with the Company or its subsidiaries is terminated for any reason at any time during which any portion of an award of restricted stock remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.
Restricted Stock Units. The Compensation Committee may grant restricted stock units to anyone eligible to participate in the 2025 Plan. An award of a restricted stock unit is similar to a restricted stock award, except that no shares are issued at the time of the grant. In addition, holders of restricted stock units will have no voting rights, but they may be entitled, if so determined by the Compensation Committee, to receive dividend equivalents, which entitle the holder to be credited with an amount equal to all cash dividends and other distributions paid on the shares underlying restricted stock units while the units are outstanding and which will be converted into additional restricted stock units. Upon the lapse of the restrictions related to a restricted stock unit, the participant is entitled to receive, without any payment to the Company, an amount equal to the fair market value of the shares of Common Stock represented by the restricted stock unit on the date of exercise. Payment to the participant of the restricted stock unit value (or adjusted value, if applicable) will be in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee. Except as otherwise provided in an award agreement, if a participant’s employment with the Company or its subsidiaries terminates for any reason at any time during which any portion of an award of a restricted stock unit remains subject to restrictions, that portion will automatically be forfeited and returned to the Company.
Performance Units. The Compensation Committee may grant performance units to anyone eligible to participate in the 2025 Plan. Performance units are intended to constitute performance-based compensation awards and will entitle the participant to receive, after the performance period for that unit has ended, an amount based on the realization of certain performance goals and the satisfaction of certain other conditions. The terms and conditions of each award, including the performance period, performance goals, any other terms and conditions of the award, will be established by the Compensation Committee in the award agreement (or in a subplan of the 2025 Plan that may be incorporated by reference into an award agreement). Payment to the participant of the performance unit value will be in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee. Holders of performance units will have no voting rights or dividend rights associated with those awards.
Shares Available for Awards; Maximum Awards. Up to 1,000,000 shares of Common Stock (inclusive of the 73,967 that remain available under the 2016 Plan and will become available under the 2025 Plan). Any Awards granted in any calendar year to anyone Director shall not provide for the issuance of, and/or cash payment with respect to, more than $500,000 in cash or the equivalent thereof, based on the fair market value of a Share of Common Stock on the date the award is granted to the non-employee director.
Adjustments for Changes in Capitalization and Other Corporate Changes. In the event that the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in shares or other distributions to Common Shareholders other than regular cash dividends, the Compensation Committee shall make appropriate and proportionate adjustments in the number and kind of shares that may be issued under the 2025 Plan, as well as other maximum limitations under the 2025 Plan, and the number and kind of shares of Common Stock or other rights and prices under outstanding awards.
Registration of Shares. As soon as is practicable after the 2025 Plan is approved by shareholders, the Company intends to register the shares of its Common Stock on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

Tax Withholding. To the extent that a participant incurs any tax liability in connection with the exercise or receipt of an award under the 2025 Plan, the Compensation Committee may permit the award recipient to elect to satisfy the minimum required tax obligation by payment in cash, withholding from cash payments made under the 2025 Plan or other sums that are due or become due from the Company, or the transfer of shares by the Company or withholding shares of Common Stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld, or a combination thereof in each case, as set forth in the award agreement.
Transferability. Generally, awards granted under the 2025 Plan may not be transferred other than by will or the laws of descent and distribution, provided that, subject to compliance with applicable securities laws, a participant may transfer his or her nonqualified stock options to his or her spouse, lineal ascendants and descendants or to a trust for the benefit of such persons. Unless otherwise provided in an award agreement, awards granted under the 2025 Plan may be exercised only by the participant during the participant’s lifetime.
Repricings. Without the prior consent of the shareholders, outstanding stock options and SARs cannot be repriced, directly or indirectly, nor may stock options or SARs be cancelled or exchanged for stock options or SARs with an exercise price that is less than the exercise price of the original stock option or SAR. In addition, the Company may, not without the prior approval of shareholders, repurchase an option or SAR for value from a participant if the current market value of the underlying stock is lower than the exercise price.
Amendment and Termination. Our Board may, at any time and from time to time and in any respect, amend or modify the 2025 Plan, including to ensure that the 2025 Plan and each award granted under the 2025 Plan comply with applicable law, regulations and stock exchange rules. No amendment or modification of the 2025 Plan or any award agreement may adversely affect any outstanding award without the written consent of the participant holding the award. The Board may also terminate the 2025 Plan at any time. The termination of the 2025 Plan will have no effect on awards that were outstanding at the time of termination.
Change in Control. Unless the Compensation Committee determines otherwise, if a change in control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change in control will be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).
In the event of a change in control, if all outstanding awards are not assumed by, or replaced with awards with comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), outstanding stock options and stock appreciation rights will automatically accelerate and become fully exercisable, and the restrictions and conditions on outstanding stock awards, stock units, cash awards and dividend equivalents will immediately lapse. Unexercised stock options and stock appreciation rights will be exchanged for a payment, in cash equal to the amount (if any) by which the fair market value of the shares of Common Stock subject to the unexercised stock option and stock appreciation right exceed the stock option exercise price or base price.
All obligations of the Company with respect to awards granted under the 2025 Plan will be binding on any successor to the Company.
Certain Federal Income Tax Consequences. The federal income tax consequences arising with respect to awards granted under the 2025 Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the 2025 Plan, based on current federal income tax laws. This discussion is intended for the information of shareholders considering how to vote at the meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary is not intended to be exhaustive and, among other things, does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Participants should not rely on this discussion for individual tax advice, as each participant’s situation and the tax consequences of exercising awards and disposing of the underlying shares of Common Stock will vary depending upon the specific facts and circumstances involved. Each participant is advised to consult with his or her own tax advisor.
•Incentive Stock Options. A participant will not recognize income upon the grant or exercise of an award that qualifies as an ISO under the 2025 Plan. However, the difference between the fair market value of the stock on the date of exercise and the exercise price is an item of tax preference which may cause the participant to be subject to the alternative minimum tax in the year in which the ISO is exercised. If a participant exercises an ISO and does not dispose of the underlying shares within (i) two years from the date of grant of the ISO, and (ii) one year from the date of exercise, the participant will generally recognize capital gain or loss on a subsequent sale of the stock equal to the difference between the sales price and the exercise price. If a participant disposes of Common Stock acquired upon exercise of an ISO before the expiration of either the two-year or the one-year holding periods described in the preceding sentence (each a “disqualifying disposition”), the participant will generally realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess of the fair market value of the shares on the date of disposition over the exercise price. The remaining gain, if any, will be taxed to the participant as long-term or short-term capital gain depending on the holding period for such shares. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an ISO. Upon any disqualifying disposition by a participant, the Company will generally be allowed a deduction to the extent the participant realizes ordinary income.
•Nonqualified Stock Options. A participant who is granted an option under the 2025 Plan which does not qualify as an ISO shall be treated as having been granted a nonqualified stock option. Generally, the grant of an NQSO does not result in a participant recognizing income. Upon the exercise of an NQSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of the Common Stock at the time of exercise over the exercise price of the NQSO. The Company will generally be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant, provided the Company satisfies its information reporting obligations with respect to such income. On a subsequent sale of the shares of the Common Stock, the participant will recognize capital gain or loss equal to the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid and the amount of income previously recognized by the participant in connection with the exercise of the NQSO. Such capital gain will be long or short term depending upon the holding period for such shares.
•Stock Appreciation Rights. In general, a participant will not recognize ordinary income for federal income tax purposes upon the grant of a SAR and the Company will not be entitled to a deduction at that time. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount by which the fair market value of a share on the exercise date exceeds either (i) the fair market value of a share on the date of grant in the case of a freestanding SAR or (ii) the exercise price of the related stock option in the case of a Tandem SAR or an Additive SAR, multiplied by the number of shares with respect to which the participant exercises his or her SAR. If, however, a SAR agreement permits the participant to defer the receipt of the award amount until some date after exercise, then the recipient will generally recognize ordinary income at the expiration of the deferral period rather than on the date of exercise. In either case, the Company will be entitled to a federal income tax deduction equal to the amount of ordinary income the recipient is required to recognize in connection with the exercise. The participant’s basis in any shares of Common Stock acquired upon the exercise of a SAR will equal their fair market value on the date of their acquisition.
•Restricted Stock. In general, the grant of restricted stock has no tax effect on the Company or the participant. When the shares become vested pursuant to the restricted stock award, the participant will recognize ordinary income equal to the fair market value of the shares delivered to him or her under the restricted stock award and the Company will generally be allowed a federal income tax deduction in an amount equal to the amount included in income by the participant, provided such amount constitutes an ordinary and necessary business expense, and provided further that the Company satisfies its information reporting obligations with respect to such income. Such deduction will be allowed in the tax year in which the participant recognizes such income.
Within thirty (30) days after the date restricted stock is transferred pursuant to an award, a participant may elect under Section 83(b) of the Code (“Section 83(b)”) to be taxed on the fair market value of the restricted stock at the time of the award, rather than at the time the restricted stock is no longer subject to a substantial risk of forfeiture or becomes transferable. In such case, the Company would be allowed a federal income tax deduction in the year of the award. If such an election is made, the participant will not recognize any income at the time the restricted stock becomes unrestricted and the Company will not be entitled to an additional deduction at such time. If the participant subsequently forfeits the restricted stock, the participant will not be allowed a deduction in respect of such forfeiture, and no refund will be available to the participant for the taxes previously paid, nor shall the Company have any obligation to reimburse the participant.
Regardless of whether a participant makes a Section 83(b) election, upon a subsequent sale or exchange of the restricted stock, the participant will recognize capital gain or loss based on the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid (if any) and the amount of income previously recognized by the participant. The capital gain or loss will be long-term gain or loss if the shares are held by the participant for at least one year after the restrictions lapse or the shares become transferable, whichever occurs first. If a Section 83(b) election is made, the participant’s holding period in the shares will begin to run from the date of the transfer.
•Restricted Stock Units and Performance Units. A participant who is granted a restricted stock unit or a performance unit under the 2025 Plan will not recognize taxable income at the time of grant so long as the award is nontransferable and is subject to a substantial risk of forfeiture as a result of performance-based vesting targets, continued services requirements or other conditions that must be satisfied before delivery of the cash and/or shares of Common Stock payable pursuant to the award. The recipient will generally recognize ordinary income when the substantial risk of forfeiture expires or is removed. If, however, an award agreement relating to a restricted stock unit permits the participant to defer the receipt of the award amount until some date after the substantial risk of forfeiture expires or is removed, then the recipient will generally recognize ordinary income at the expiration of the deferral period rather than on date the substantial risk of forfeiture expires or is removed. In either case, the Company will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. Upon a subsequent sale of shares of Common Stock received as payment of an award, the recipient will recognize capital gain or loss equal to the difference between the sales price and the participant’s adjusted basis in those shares, which will generally be the amount of income previously recognized by the participant.
Miscellaneous Tax Issues. Compensation to a participant who is an employee which results from awards under the 2025 Plan will constitute wages for purposes of the Federal Insurance Contributions Act and the Federal Unemployment Tax Act and thus will result in additional tax liability to the Company, generally with respect to each award at the time that such award is no longer subject to a substantial risk of forfeiture or becomes transferable.
Compliance with Section 409A of the Code. Section 409A of the Code, imposes requirements applicable to “nonqualified deferred compensation plans,” including rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. These rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under the 2025 Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, deferred stock. It is intended that any award agreement that will govern awards subject to Section 409A will comply with these rules.
Interest of Certain Persons in the Adoption of the 2025 Plan; Future 2025 Plan Benefits. The Company’s current directors and executive officers and the director nominees have an interest in the proposal to adopt the 2025 Plan, as each is eligible to receive awards under the 2025 Plan. The benefits that will be received by or allocated to eligible persons under the 2025 Plan, including each of the current directors, each of the director nominees (assuming election at the Annual Meeting), each of the named executive officers, the current executive officers as a group, the current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, are discretionary and are not presently determinable.
Consideration to be Received by the Company for Awards. The Company will receive no monetary consideration for the granting of awards under the 2025 Plan. The Company will receive no monetary consideration other than the option price for shares of Common Stock delivered to participants upon the exercise of stock options. The Company will receive no monetary consideration upon the exercise of SARs or the vesting of restricted stock, restricted stock units or performance units.
Current Stock Price. On April 1, 2025, the closing price of a share of Common Stock as reported on the NASDAQ Capital Market (NASDAQ: SHBI) was $13.59 per share.
Board Recommendation.
The Board believes that the 2025 Plan will provide a valuable benefit to the Company by enhancing its ability to attract and retain key management employees, non-employee directors and other eligible participants. The Board believes that the approval of the 2025 Plan is in the Company’s and the shareholders’ best interests.
Voted Required for Approval. The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for approval of the Shore Bancshares, Inc. 2025 Equity Incentive Plan. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on Proposal 2.
The Board recommends a vote FOR the approval of the 2025 Stock and Incentive Compensation Plan.

PROPOSAL 3: APPROVAL OF THE SHORE BANCSHARES, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN
The Company is asking shareholders to approve the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan (the “ESPP”). The following summary of the principal features of the ESPP is qualified by reference to the full text of the ESPP, which is attached as Appendix B to this Proxy Statement. If approved by the shareholders, the ESPP would permit eligible employees to purchase shares of common stock directly from the Company from authorized but previously unissued shares or shares held in treasury. The Company will use the proceeds it receives from the sale of such common stock pursuant to the ESPP for general corporate purposes. It is the Company’s intention that the ESPP qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). If approved by the shareholders, the ESPP will replace the Company’s 2021 Employee Stock Purchase Plan (the “2021 Plan”), which is a non-tax qualified plan.
Rationale for the ESPP
The purpose of the ESPP is to encourage and enable employees of the Company and its subsidiaries to acquire an ownership interest in the Company through a regular investment program, as well as encourage employee retention. The Company believes that employees who participate in the ESPP will have a closer identification with the Company by virtue of their ability, as shareholders, to participate in the Company’s growth and earnings, and will be motivated to remain with the Company and improve their job performance.
Key Provisions of the ESPP
The ESPP is designed to meet the requirements of Code Section 423. The following highlights the key provisions of the ESPP:
Effective Date and Term. The ESPP will be effective upon its approval by the shareholders of the Company and will remain in effect for 10 years, unless terminated earlier by the Company’s Board of Directors.
Eligible Participants. Each employee of the Company and its subsidiaries who has been employed for at least one year and who is regularly scheduled to work 20 or more hours per week is eligible to participate in the ESPP once such employee has executed a payroll deduction authorization form. As of the date of this proxy statement, approximately 521 employees would have been eligible to participate in the ESPP. Non-employee directors are not eligible to participate in the ESPP.
Shares Authorized. The number of shares authorized for issuance under the ESPP will be fixed at 250,000, which represents approximately 0.75% of the Company’s currently outstanding shares. In addition, any shares remaining under the 2021 Plan on the effective date of this 2025 ESPP will be added to the reserve, and the 2021 Plan will be terminated as of the effective date of the 2025 ESPP. As of April 1, 2025, there are no shares remaining under the 2021 Plan.
Purchase Price. The purchase price for shares purchased under the ESPP shall initially equal the lesser of 85% of the fair market value of such shares on the offering date or 85% of the fair market value of such shares on the date of purchase. Accordingly, shares will be offered to eligible employees at a 15% discount. The purchase price may be adjusted from time to time by the Board of Directors; provided, however, that the discount to fair market value shall not exceed 15%.
Offering Period. Each offering period is three (3) months with one purchase date per calendar quarter.
Administration of the ESPP
The Compensation Committee of the Board will administer the ESPP. The Committee has the authority to make a final and binding determination of all questions of, and interpretations with respect to, the operation of the ESPP.
Participation in the ESPP
There are four consecutive quarterly offering periods under the ESPP in each calendar year. An offering period begins each January 1st, April 1st, July 1st, and October 1st and continues until the next offering period commences. Subject to certain limitations, an employee may begin participating in the ESPP effective at the beginning of an offering period by submitting an authorization form for regular payroll deductions prior to the commencement of the next offering period. Once enrolled in the ESPP, a participant is able to purchase common stock with deductions from the participant’s compensation. Once a quarterly offering period is ended, a participant is automatically enrolled in the next offering period unless such participant chooses to withdraw from the ESPP (as described below).
Purchasing Stock
A participant may designate that the Company use payroll deductions in amounts ranging from $5 to $1,000 per pay period to purchase stock. A participant may not change the amount of pay that is deducted to purchase shares under the ESPP (other than to withdraw entirely, as set forth below) during an offering period, but can elect to have changes be effective at the beginning of the following offering period. On the last day of each offering period (i.e., March 31st, June 30th, September 30th, and December 31st) payroll deductions accumulated during the offering period are applied automatically to purchase common stock. The price of each share of common stock purchased under the ESPP will initially be equal to the lesser of 85% of its fair market value on the offering date and 85% of its fair market value on the purchase date. The number of shares purchased is determined by dividing the payroll deductions for the offering period by the price paid by the participant. All shares purchased are credited to the participant and registered in the name of the participant in an account maintained for such participant by the designated custodian under the ESPP.
Limitations
The ESPP does not permit a participant to purchase shares under the ESPP if the participant would own common stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock. The ESPP also does not permit a participant to purchase common stock with a fair market value in excess of $25,000 in any one calendar year. These limitations are to ensure that the ESPP complies with Code requirements. A participant does not have the rights of a shareholder until the participant actually purchases the shares of common stock, with limited exceptions in the case of his or her death. A participant may not transfer the right to purchase stock under the ESPP.
Adjustment of Shares Available for Issuance
If the events of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, spin-off, or similar event affecting the common stock, the Board will appropriately adjust the number of shares available under the ESPP reserve.
Written Statements
Each participant will be provided with an annual written statement indicating the number of shares of stock purchased under the ESPP for such year, the aggregate number of shares accumulated under the ESPP, and other relevant information.
Withdrawing from the ESPP
Subject to certain limitations, a participant may stop participating in the ESPP at any time by providing notice in the form specified by the Company. If a participant withdraws from the ESPP, participation will end effective upon the next pay period following the Company’s receipt of notice of withdrawal. If an employee that has previously withdrawn from the ESPP wishes to resume participation, the employee must re-enroll effective beginning the next quarterly offering period. If a participant terminates employment with the Company at any time, participation in the ESPP automatically terminates.
Corporate Transactions
In the event of a merger or other corporate transaction (as defined in the ESPP), each outstanding option under the ESPP will be assumed or an equivalent option will be substituted by the successor company or a parent or subsidiary of such successor company. In the event the successor company refuses to assume or substitute for the options, the offering period will be shortened by setting a new purchase date and will end on the new purchase date. The new purchase date will be prior to the proposed merger or other qualifying transaction. The Company will notify each participant in writing prior to the new purchase date that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option will be exercised automatically on the new purchase date unless the participant withdraws from the ESPP prior to such date.
Termination and Amendment
The Board has the power to amend, suspend or terminate the ESPP at any time, except that the Board may not, without first obtaining shareholder approval, increase the number of shares reserved under the ESPP, other than as otherwise provided in the ESPP.
Certain Federal Income Tax Information
The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date of the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.
Number of Shares Granted to Employees
Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. No purchases have been made under the ESPP since its adoption by the Board.
Vote Required for Approval. The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for approval of the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on Proposal 3.
The Board of Directors recommends that stockholders vote “FOR” approval of the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan.

PROPOSAL 4: RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Crowe LLP (“Crowe”) to be the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025. A representative of Crowe is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of the independent registered public accounting firm is approved by shareholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its shareholders.
Audit Fees and Services
Crowe served as the Company’s independent registered public accounting firm from May 22, 2024 through December 31, 2024. The following tables show the fees paid or accrued by the Company for the audit and other services provided by Crowe for the period from May 22, 2024 through December 31, 2024:

Type of Fee	2024	2023
Audit Fees(1)	$423,750	$—
Audit-Related Fees	80,831	—
All Other Fees	38,111	—
Total	$542,692	$—
____________________________________
(1) Audit fees billed by Crowe for 2024 include charges for the audit of the consolidated financial statements and quarterly review of the interim financial statements.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. All of the services described above were pre-approved by the Audit Committee.
Change in Independent Registered Public Accounting Firm
As previously reported in our Current Report on Form 8-K (the “2024 Current Report”) filed on May 28, 2024, on May 22, 2024, the Audit Committee approved the appointment of Crowe as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to completion of Crowe’s standard client acceptance procedures and execution of an engagement letter, and dismissed Yount, Hyde & Barbour, P.C. (“YHB”), as the Company’s independent registered public accounting firm.
During the years ended December 31, 2023 and 2022 and the interim period from December 31, 2023 through May 21, 2024, neither the Company nor anyone acting on the Company’s behalf consulted Crowe regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of the SEC’s Regulation S-K.
The reports of YHB on the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that YHB’s report on the Company’s internal control over financial reporting as of December 31, 2023 contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to material weaknesses. During the years ended December 31, 2023 and 2022 and the interim period from December 31, 2023 through May 21, 2024, there were no disagreements with YHB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of YHB, would have caused YHB to make reference thereto in its reports on the Company’s consolidated financial statements. During the years ended December 31, 2023 and 2022 and the interim period from December 31, 2023 through May 21, 2024, there were no “reportable events” as described in Item 304 (a)(1)(v) of Regulation S-K promulgated by the SEC, other than the material weaknesses in internal control over financial reporting that were previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, and a material weakness reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024.

The Audit Committee engaged in discussions regarding these material weaknesses and remediation thereof with YHB, who has been authorized by the Company to respond fully to inquiries of the Company’s successor accountant concerning the material weaknesses.
Vote Required for Approval. The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for ratification of the appointment of Crowe LLP as our independent registered public accounting firm. Abstentions will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on this proposal.
The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm.

PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act and the rules promulgated thereunder, our shareholders are entitled to cast an advisory vote to approve the Named Executive Officers’ compensation at least once every three years. This proposal, commonly known as a “Say-on-Pay” vote, gives our shareholders the opportunity to express their views on the Named Executive Officers’ compensation. In a vote held at the 2023 annual meeting of shareholders, our shareholders voted in favor of holding Say-on-Pay votes annually.
Our goal for the executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The section of this Proxy Statement entitled “Executive Compensation Discussion and Analysis” contains the information required by Item 402 of Regulation S-K and discusses in detail our executive compensation program, the decisions made by the Compensation Committee during 2024, and the compensation that was earned by, awarded to or paid to the Named Executive Officers.
The Board and the Compensation Committee believe that our compensation policies and procedures are reasonable in comparison both to our peer group and to our performance during 2024. The Board and the Compensation Committee also believe that our compensation program strongly aligns executive officers with the interests of shareholders in the long-term value of the Company as well as the components that drive long-term value.
At the Annual Meeting, shareholders will be asked to adopt the following non-binding advisory resolution:
RESOLVED, that the compensation paid to the named executive officers of Shore Bancshares, Inc., as disclosed in its definitive proxy statement for the Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including in the section entitled “Executive Compensation Discussion and Analysis,” is hereby approved.
Because this advisory vote relates to, and may impact, our executive compensation policies and practices, the Named Executive Officers have an interest in the outcome of this vote. However, it should be noted that your vote is advisory, so it will not be binding on the Board or the Compensation Committee, overrule any decision made by the Board or the Compensation Committee, or create or imply any additional fiduciary duty by the Board or the Compensation Committee. The Board and the Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.
Vote Required for Approval. The affirmative vote of the holders of at least the majority of the shares for which votes are cast on the proposal at the Annual Meeting is required for approval, on an advisory basis, of the compensation of our named executive officers. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum but will have no impact on the outcome of the vote on this proposal.
The Board of Directors recommends a vote “FOR” approval of the compensation of the named executive officers.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee has (i) reviewed and discussed our consolidated audited financial statements for fiscal year ended December 31, 2024 with our management; (ii) discussed with Crowe LLP, our independent registered public accounting firm for the year ended December 31, 2024, all matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and (iii) received the written disclosures and the letter from Crowe LLP required by applicable requirements of the PCAOB regarding Crowe LLP’s communications with the Audit Committee concerning independence, and discussed with Crowe LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our consolidated audited financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for the year ended December 31, 2024.
AUDIT COMMITTEE
By: Mary Todd Peterson, Chair
Rebecca M. McDonald
Esther A. Streete
Konrad M. Wayson
Dawn M. Willey

ANNUAL REPORT TO SHAREHOLDERS
Our 2024 Annual Report has been made available to shareholders and is posted on our corporate website at: https://shorebancshares.com/
Additional copies of the 2024 Annual Report may be obtained without charge upon written request to Andrea E. Colender, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601.
The 2024 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).
SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
Any shareholder nominations or proposal for other business intended to be presented at the Company’s 2026 annual meeting of shareholder must be submitted to the Company as set forth below.
SEC Rule 14a-8
In order for a shareholder proposal for the 2026 annual meeting of shareholders to be eligible for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, the Company must have received the proposal and supporting statements at its principal executive offices at 18 E. Dover Street, Easton, Maryland 21601 no later than December 16, 2025 unless the date of the 2026 annual meeting of shareholders is changed by more than 30 days from May 29, 2026, the one-year anniversary of SHBI’s 2025 annual meeting of shareholders, in which case the proposal must be received a reasonable time before SHBI begins to print and send its proxy materials. A shareholder must provide its proposal to the Company in writing, and such proposal must comply with the requirements of Rule 14a-8.
Advance Notice Procedures
Pursuant to the Bylaws, if a shareholder intends to present a proposal for business to be considered at the 2026 annual meeting of shareholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Secretary at its principal executive offices at 18 E. Dover Street, Easton, Maryland 21601 no earlier than February 28, 2026 and no later than March 30, 2026, which is not more than 90 days nor less than 60 days before May 29, 2026, which is the one-year anniversary of the 2025 annual meeting of shareholders. However, if the date of the 2026 annual meeting shareholders is advanced by more than 30 days or delayed by more than 60 days from May 29, 2026, notice by the shareholder must be so delivered not earlier than the 90th day prior to the 2026 annual meeting of shareholders and not later than the close of business on the later of the 60th day prior to the 2026 annual meeting of shareholders or the 10th day following the day on which public announcement of the date of the 2026 annual meeting of shareholders is first made by the Company.
In addition, the Bylaws generally provide that for a shareholder to make nominations for the election of directors, a shareholder must deliver written notice of such nominations to the Company’s Secretary at its principal executive offices at 18 E. Dover Street, Easton, Maryland 21601 not less than 120 days nor more than 180 days prior to May 29, 2026, the date of the meeting of shareholders called for the election of directors which is deemed to be on the same date as the annual meeting of shareholders for the preceding year. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from May 29, 2026, the one-year anniversary date of the 2025 annual meeting of shareholders, in which case such notice must be so delivered not earlier than the 180th day prior to the 2026 annual meeting of shareholders and not later than the close of business on the later of the 100th and 120th day prior to the 2026 annual meeting of shareholders or the 10th day following the day on which public announcement of the date of the 2026 annual meeting of shareholders is first made by the Company. The nomination notice must include certain information specified in the Bylaws.
In addition to the notice and information requirements contained in the Bylaws, to comply with the SEC universal proxy rules, shareholders who, in connection with the 2026 annual meeting of shareholders, intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by the SEC’s Rule 14a-19 no later than March 30, 2026, unless the date of the 2026 annual meeting of shareholders has changed by more than 30 calendar days from the previous year, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting of shareholders is first made by the Company.
These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement pursuant to SEC Rule 14a-8.

OTHER BUSINESS
As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Annual Meeting requiring action of the shareholders. However, if any other matters requiring the vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Annual Meeting for any reason.
SHAREHOLDERS SHARING THE SAME ADDRESS
The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of the Proxy Statement, the 2024 Annual Report and other proxy materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the 2024 Annual Report, and other proxy materials to your address for all residents that own shares of Company Common Stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the 2024 Annual Report, and other proxy materials, you may be able to request house holding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement, the 2024 Annual Report or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the 2024 Annual Report or other proxy materials, please send your request to Andrea E. Colender, Secretary, at Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or call the Company with your request at (410) 763-7800.

APPENDIX A
SHORE BANCSHARES, INC.
2025 EQUITY INCENTIVE PLAN
ARTICLE I
Establishment, Purpose and Duration
1.1    Establishment of the Plan. Shore Bancshares, Inc. (hereinafter referred to as the “Company”), a Maryland corporation, hereby establishes an incentive compensation plan to be known as the “2025 Equity Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Performance Units to Key Associates and Directors.
The Plan was adopted by the Board of Directors of the Company on March 6, 2025, to become effective (the “Effective Date”) as of May 29, 2025, if approved by the Company’s shareholders at the 2025 Annual Meeting of Shareholders in accordance with applicable laws and any applicable rules of any national securities exchange or system on which the Shares are then listed or reported.
1.2    Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Associates and Directors that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Associates and Directors upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent.
1.3    Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XIII herein, until May 29, 2035, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.
ARTICLE II
Definitions
2.1    Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:
(a)“Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.
(b)“Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non- Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Performance Stock Units.
(c)“Award Date” or “Grant Date” means the date the Committee adopts a resolution or takes other appropriate action expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such later date as set forth in such resolution.
(d)“Board” or “Board of Directors” means the Board of Directors of the Company.
(e)“Cause” means termination because of (i) a Participant’s conviction (including conviction on a nolo contendere plea) of a felony or of any lesser criminal offense involving moral turpitude, fraud or dishonesty; (ii) the willful commission by a Participant of a criminal or other act that, in the reasonable judgment of the Board or Committee will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by a Participant of an act of fraud in the performance of his or her duties on behalf of the Company or a Subsidiary; (iv) a Participant’s material violation of the Company Code of Ethics; (iv) the continuing willful failure of a Participant to perform his or her employment duties to the Company or a Subsidiary after thirty (30) days’ written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Participant by the Board; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of a Participant’s employment by the Company or a Subsidiary.

(f)“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
(i)any one person, or more than one person acting as a group, acquires ownership of securities of the Company that, together with securities held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the securities of the Company;
(ii)either (a) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of securities of the Company possessing 35 percent or more of the total voting power of the securities of the Company; or (b) a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iii)any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Notwithstanding the foregoing, ownership or control of the Company’s voting stock, individually or collectively, by the Company’s bank subsidiaries (the “Banks”) or any benefit plan sponsored by the Company or the Banks shall not constitute a Change in Control. For purposes of this paragraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization of any other form of entity not specifically listed herein.
(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time.
(h)“Committee” means a committee of the Board consisting of not less than two Directors, which shall be appointed to administer the Plan pursuant to Article III hereof, all of the members of which shall be “non- employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule. Unless otherwise determined by the Board, the Compensation Committee of the Board, or any successor committee responsible for executive compensation, shall constitute the Committee.
(i)“Company” means Shore Bancshares, Inc., or any successor thereto as provided in Article XV herein.
(j) “Director” means a director of the Company or any of its Subsidiaries, which term shall not include an advisory or honorary director.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(l)“Fair Market Value” of a Share as of any particular date shall be the closing price of such security on the date of calculation (or on the last preceding trading date if such security was not traded on such date), or, if not so reported, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.
(m)“Good Reason” means a termination of employment by a Participant as a result of the Participant’s resignation from the employ of the Company or a Subsidiary upon the occurrence of any of the following events:
(i)a material reduction in a Participant’s base salary or base compensation;
(ii)a material diminution in a Participant’s authority, duties or responsibilities without the written consent of the Participant; or
(iii)a change in the geographic location at which a Participant must perform his or her duties that is more than thirty (30) miles from the location of a Participant’s principal workplace.

Notwithstanding the foregoing, in the event an Award is subject to Code Section 409A, then “Good Reason” shall be defined in accordance with Code Section 409A, including the requirement that a Participant gives 60 days’ notice to the Company or a Subsidiary for whom the Participant is employed of the Good Reason condition and the Company or Subsidiary, as applicable, shall have 30 days to cure the Good Reason condition. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.
(n)“Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.
(o)“Key Associate” means an officer, employee, or consultant of the Company or of its Subsidiaries (including any corporation which becomes a Subsidiary after the adoption of the Plan by the Board) who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries. The term includes a Director who is also an officer or employee of the Company or its Subsidiaries.
(p)“Non-Qualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article VI herein, which is not intended to be an Incentive Stock Option.
(q) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(r)“Option Price” means the price at which each Share subject to an Option may be purchased from the Company upon exercise of the Option.
(s)“Participant” means a Key Associate or a Director who has been granted an Award under the Plan and whose Award remains outstanding.
(t)“Performance Measures” means certain business criteria or other measures of performance the Committee deems appropriate, including, but not limited to: (i) earnings per share; (ii) income or other earnings measures; (iii) return on equity, capital, assets, revenue or investments; (iv) total shareholder return or other stock price performance measures; (v) revenue; (vi) profit margin; (vii) efficiency ratios; (viii) customer satisfaction; (ix) productivity, (x) expenses; (xi) balance sheet metrics, including capital ratios, liquidity measures and book value; (xii) credit quality; or (xiii) strategic initiatives. The Performance Measures shall be set forth in an Agreement or in a long-term incentive program operating under the Plan which is incorporated by reference into an Agreement.
(u)“Performance Stock Unit” or “PSU” means an Award, designated as a Performance Stock Unit, granted to a Participant as a promise by the Company to award Shares in the future when certain performance conditions have been met. No Shares are awarded when a PSU is granted.
(v)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VIII herein.
(w)“Plan” means the Shore Bancshares, Inc. 2016 Stock and Incentive Compensation Plan, as herein described and as hereafter from time to time amended.
(x)“Prior Plan” means the Shore Bancshares, Inc. 2016 Stock and Incentive Plan, as amended from time to time.
(y)“Qualified Retirement” means in the event of Separation from Service after the attainment of age 65 for reasons other than involuntary termination for Good Reason, Change in Control, death, Disability or Cause.
(z)“Related Option” means an Option with respect to which a Stock Appreciation Right has been granted.
(aa)“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article VIII herein which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied.
(bb)“Restricted Stock Unit” or “RSU” means an Award, designated as a Restricted Stock Unit, granted to a Participant pursuant to Article IX herein and valued by reference to Shares, which is subject to restrictions and forfeiture until the designated condition for the lapse of the restrictions are satisfied.
(cc)“Share” means a share of Stock.

(dd)“Stock” means the common stock of the Company.
(ee)“Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII herein.
(ff)“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
ARTICLE III
Administration

3.1    Administration of the Plan by the Committee. The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.
(a)The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Key Associates and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, Performance Measures, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article XIII) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 16.1 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability, as well as a termination of employment in connections with an involuntary termination for Good Reason, a Qualified Retirement or a workforce reduction.
(b)The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(c)The Committee will have the authority to define terms not otherwise defined herein.
(d)In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.
(e)The Committee will have the authority to: (i) suspend a Participant’s right to exercise an Option during a blackout period (or similar restricted period) (a “Blackout Period”) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the U.S. Securities and Exchange Commission (“SEC”); and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.
Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or accept notices, elections, consents and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.
A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.
3.2    Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3    Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, and to the extent allowed by applicable law, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries; provided further, however, that within 60 days after institution of any such action, suit or proceeding, such Committee may, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
3.4    Compliance with Code Section 409A. Notwithstanding any provision of this Plan or of an Agreement to the contrary, to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”), and the Board and the Committee shall administer the Plan in accordance with such intention. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of employment or service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Any provision of this Plan or of an Agreement that would cause the Plan or an Award granted hereunder to fail to satisfy any requirement of Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
ARTICLE IV
Shares Subject to the Plan

4.1    Number of Shares. Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed the sum of one million (1,000,000), plus the number of Shares available for grant under the Prior Plan as of the Effective Date. Any Shares subject to an award under the Prior Plan that is canceled, terminates, expires, lapses or is otherwise not paid in full for any reason after the Effective Date shall be added to the Shares available for Awards under the Plan. As of the Effective Date, no awards may be granted under the Prior Plan. Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan and shall not again be available for the grant of an Award. Any Shares granted in connection with an Award shall be counted against this limit as one Share for each Share subject to the equity awarded.
Shares that may be issued under the Plan may either be authorized but unissued Shares, open market purchases or Shares held in a grantor trust created by the Company.
The Company, during the term of the Plan and thereafter during the term of any outstanding Award which may be settled in Shares, shall reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.
4.2    Lapsed Awards or Forfeited Shares. If any Award granted under the Plan is forfeited, terminates, expires or lapses prior to the exercise or realization of the Award, any Shares subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.4. Any Shares that again become available for future grants pursuant to this Section 4.2 shall be added back to the Plan.
4.3    Delivery of Shares as Payment. Notwithstanding anything to the contrary contained herein: Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.4    Capital Adjustments. In the event that the outstanding Shares shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of Shares or declaration of any dividends payable in Shares, or other distributions to common shareholders other than regular cash dividends, the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and subject to outstanding Awards, as well as the exercise price, grant price or purchase price relating to any Award shall be adjusted as may be deemed appropriate by the Committee under the Plan. The decision of the Committee as to the amount and timing of any such adjustment shall be conclusive.
ARTICLE V
Eligibility

The Committee shall determine and designate from time to time those Key Associates and Directors who are eligible to participate in the Plan. Multiple grants of Awards under the Plan may be made in any calendar year to a Participant. However, multiple grants of Awards made to any one Director in any calendar year shall not provide for the issuance of, and/or cash payment with respect to, more than $500,000 in cash or the equivalent thereof, based on the Fair Market Value of a Share on the Grant Date, in Shares in the aggregate.
ARTICLE VI
Stock Options

6.1    Grant of Options. Subject to the terms and conditions of the Plan and the applicable Agreement, Options may be granted to Key Associates and Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, consultants and non-employee Directors may be granted Non- Qualified Stock Options only and the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs (granted under the Plan and all other equity compensation plans of the Company) during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder. For purposes of this Section, ISOs shall be taken into account in the order in which they were granted.
6.2    Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify: the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any vesting conditions or other conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be within the provisions of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.
6.3    Option Price. The Option Price shall be determined by the Committee subject to the limitations stated in this Section. The Option Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. In addition, an ISO granted to a Key Associate (including any Director who is a Key Associate) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) securities possessing more than 10% of the total combined voting power of all classes of securities of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of a Share on the Grant Date.
6.4    Each Option shall expire at such time as the Committee shall determine, provided, however, that no Option shall be exercisable after the expiration of ten years from its Award Date. In addition, an ISO granted to a Key Associate (including any Key Associate who is a Director) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) securities possessing more than 10% of the total combined voting power of all classes of securities of the Company, shall not be exercisable after the expiration of five years from its Award Date.
6.5    Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine (which may be based on performance or other criteria), and as shall be set forth in the Agreement, which need not be the same for all Participants. No Option may be exercised for a fraction of a Share.
6.6    Method of Exercise. Except as set forth in Section 3(e), Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise. The Option Price shall be payable to the

Company in full either in cash, by delivery of Shares having a Fair Market Value at the time of exercise equal to the Option Price or by a combination of the foregoing.
To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a “cashless exercise” of an Option. The cashless exercise shall be affected by the Participant delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of Shares to cover the costs and expenses associated therewith.
As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall deliver to the Participant, Shares in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.
6.7    Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of The NASDAQ Stock Market, Inc. or any exchange upon which such Shares are then listed or traded and under any state securities laws applicable to such Shares. The Committee may specify in an Agreement that Shares delivered on exercise of an Option are Restricted Stock or Shares subject to forfeiture and cancellation in the event that any term or condition specified in the Agreement is not satisfied.
6.8    Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.
Notwithstanding the foregoing or any other provision of the Plan to the contrary, to the extent permissible under Rule 16b-3 of the Exchange Act, a Participant who is granted Non-Qualified Stock Options pursuant to the Plan may transfer such Non-Qualified Stock Options to his or her spouse, lineal ascendants, lineal descendants, or to trusts for their benefit, provided that the Non-Qualified Stock Options so transferred may not again be transferred other than to the Participant originally receiving the grant of Non-Qualified Stock Options or to an individual or trust to whom such Participant could have transferred Non-Qualified Stock Options pursuant to this Section 6.8. Non-Qualified Stock Options which are transferred pursuant to this Section 6.8 shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such Non-Qualified Stock Options in the hands of the Participant originally receiving the grant of such Non-Qualified Stock Options.
6.9    Notification of Disqualifying Disposition of ISO Shares. In the event of a disposition of Shares received upon exercise of an ISO where the disposition occurs within two years from the date the ISO was granted or one year from the receipt of the underlying Shares (a “disqualifying disposition”), the Participant shall notify the Company’s Secretary in writing as to the date of such disposition, the sale price (if any), and the number of Shares involved.
6.10    Special Limits for Grants of Incentive Stock Options. The maximum number of Shares that may be subject to Incentive Stock Options granted to any Key Associate in any calendar year shall equal 200,000 Shares.
ARTICLE VII
Stock Appreciation Rights

7.1    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Key Associates and Directors, at the discretion of the Committee, in any of the following forms:
(a) In connection with the grant, and exercisable in lieu of, Options (“Tandem SARs”);
(b) In connection with and exercisable in addition to the grant of Options (“Additive SARs”);
(c) Independent of grant of the Options (“Freestanding SARs”); or
(d) In any combination of the foregoing.
7.2    Grant Requirements. Any Tandem or Additive SAR that relates to a Non-Qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Non-Qualified Stock Option. Any Tandem or Additive SAR that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

7.3    SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify its type of SAR and its terms and conditions. The exercise price of a Free Standing SAR shall be determined by the Committee, but the exercise price of any SAR that is intended to be a Performance-Based Compensation Award shall not be less than 100% of the Fair Market Value of one Share of Stock on the Grant Date of such Stock Appreciation Right. A Tandem or Additive SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the Related Option, shall be transferable only upon the same terms and conditions as the Related Option, and shall be exercisable only to the same extent as the Related Option. The Committee is expressly authorized to grant SARs which are deferred compensation covered by Section 409A, as well as SARs which are not deferred compensation covered by Section 409A.
7.4    Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem SAR equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.
Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option, shall be transferable only when and under the same conditions as the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Option Price of the Related Option and the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised.
7.5    Exercise of Additive SARs. Additive SARs shall be deemed to be exercised upon, and in addition to, the exercise of the Related Options. The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Options remains unexercised.
7.6    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion imposes upon such SARs.
7.7    Other Conditions Applicable to SAR. In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds either (a) the Fair Market Value per Share on the Grant Date in the case of a Freestanding SAR or (b) the Option Price of the Related Option in the case of either a Tandem or Additive SAR. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.
7.8    Payment after Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal (the “SAR Value”) to the product of multiplying (a) the number of Shares with respect to which the SAR is exercised by (b) an amount equal to the excess of (1) the Fair Market Value per Share on the date of exercise of the SAR over (2) either (x) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (y) the Option Price of the Related Option in the case of either a Tandem or Additive SAR. The Agreement may provide for payment of the SAR Value at the time of exercise or, on an elective or non-elective basis, for payment of the SAR Value at a later date, adjusted (if so provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the SAR Value in Shares) set out in the Agreement (the “adjusted SAR Value”).
Payment of the SAR Value or adjusted SAR Value to the Participant shall be made in Shares, valued at the Fair Market Value on the date of exercise in the case of an immediate payment after exercise or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement.
7.9    Nontransferability of SARs. No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
ARTICLE VIII
Restricted Stock

8.1    Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Key Associates and Directors and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. If determined by the Committee, custody of Shares of Restricted Stock may be retained by the Company or its transfer agent until the termination of the Period of Restriction pertaining thereto.
8.2    Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify, the Period of Restriction, the number of Shares of Restricted Stock granted, and the applicable restrictions and such other provisions as the Committee shall determine. If an Award of Restricted Stock is intended to be a performance based, the terms and conditions of such Award, including the Performance Measures and performance period, shall be set forth in an Agreement or in a long-term incentive program operating under the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Measures as so provided therein shall be considered to be restrictions under the Plan.
8.3    Nontransferability of Restricted Stock. Except as provided in this Article VIII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
8.4    Other Restrictions. The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws.
8.5    Removal of Restrictions. Except as otherwise provided in this Article VIII, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement on any applicable Performance Measures.
8.6    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.
8.7    Dividends and Other Distributions. During the Period of Restriction, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to all dividends and other distributions paid with respect to those Shares while they are so held, however, all dividends and other distributions are subject to the same restrictions on vesting as the Shares of Restricted Stock with respect to which they were distributed.
8.8    Termination of Employment or Service. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company for any reason during the Period of Restriction, then any Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company. The Committee may provide for vesting of Restricted Stock in connection with the termination of a Participant’s employment for Good Reason or upon such other basis as it deems appropriate, except in the event of the termination of a Participant’s employment for Cause.
ARTICLE IX
Restricted Stock Units

9.1    Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Unit representing one Share) to such Key Associates and Directors and in such amounts as it shall determine. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. No Shares shall be issued at the time a Restricted Stock Unit is granted. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement.
9.2    Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and the applicable restrictions and such other provisions as the Committee shall determine. If an Award of Restricted Stock Units is intended to be performance based, the terms and conditions of such Award, including the Performance Measures and performance period, shall be set forth in an Agreement or long-term incentive program operating under the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Measures as so provided therein shall be considered to be restrictions under the Plan.
Participants holding Restricted Stock Units shall have added to their rights all dividends and other distributions which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding, and such deemed dividends or distributions shall be subject to the same vesting restrictions as the Restricted Stock Units to which they are attributable. Unless otherwise provided in the Agreement, during the Period of Restriction, any such deemed dividends and other distributions shall be deemed converted to additional Restricted Stock Units based on the Fair Market Value of a Share on the date of payment or distribution of the deemed dividend or distribution.
9.3    Nontransferability of Restricted Stock Units. No Restricted Stock Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Restricted Stock Units, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
9.4    Termination of Employment or Service. Unless otherwise provided in the Agreement, in the event that a Participant terminates his or her employment or service with the Company for any reason during the Period of Restriction, then any Restricted Stock Units still subject to restriction as of the date of such termination shall automatically be forfeited and returned to the Company. The Committee may provide for vesting of Restricted Stock Units in connection with the termination of a Participant’s employment for Good Reason or upon such other basis as it deems appropriate, except in the event of the termination of a Participant’s employment for Cause.
ARTICLE X
Performance Stock Units

10.1    Grant of Performance Stock Units. Subject to the terms and conditions of the Plan, PSUs may be granted to Key Associates and Directors at any time and from time to time as shall be determined by the Committee. Otherwise, the Committee shall have complete discretion in determining the number of PSUs granted to each Participant. Participants receiving such Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.
10.2    Performance Stock Unit Agreement. The terms and conditions of each PSU, including the Performance Measures and the performance period (which may be equal to, less than or more than one year), shall be set forth in an Agreement or in long-term incentive program operating under the Plan which is incorporated by reference into an Agreement. The Committee shall set the Performance Measures in its discretion for each Participant who is granted a PSU.
10.3    Settlement of PSUs. The number of Performance Stock Units earned by a Participant will depend on the extent to which the Performance Measures established by the Committee are attained within the applicable performance period, as determined by the Committee. No payout shall be made with respect to any PSU except upon written certification by the Committee that the minimum threshold Performance Measures have been achieved. After a performance period has ended, the holder of a PSU shall be entitled to receive the value thereof based on the degree to which the Performance Measures and other conditions established by the Committee and set forth in the Agreement (or program which is incorporated by reference into an Agreement) have been satisfied.
10.4    Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a PSU shall be made in cash, Shares or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as determined by the Committee.
10.5    Nontransferability of PSUs. No Performance Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. All rights with respect to Performance Stock Units granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.
ARTICLE XI
Change in Control

11.1    The provisions of this Section 11.1 shall apply unless otherwise provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a Change in Control:
(a)Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or substituted with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). For the purposes of this Section 11.1(a), an Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may, with the consent of the surviving corporation (or a parent or subsidiary of the surviving corporation), provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the surviving corporation (or a parent or subsidiary of the surviving corporation) substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer.
(b)Vesting Upon Certain Terminations of Employment in Connection with a Change in Control. The Committee shall have the discretion to provide for full or partial vesting of Awards upon a Participant’s involuntary termination of service for Good Reason that occurs in connection with a Change in Control, subject to such terms and conditions set forth in a Participant’s employment agreement or severance plan, or if none, the Agreement. If any such Awards vest based upon the attainment of certain Performance Measures, the vesting of the Award may accelerate based on the target incentive opportunity or based on the actual performance of the Company, whichever is greater.
(c)Other Alternatives. In the event of a Change in Control, if all outstanding Awards are not assumed by, or substituted with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), all outstanding Awards shall be treated as follows , without the consent of any Participant:
(i)Each outstanding Award shall be accelerated so that each Award shall, immediately prior to the effective date of the Change in Control, become fully vested with respect to the total number of Shares subject to such Award provided that the vesting of any Award based upon the attainment of certain Performance Measures may accelerate based on the target incentive opportunity or actual performance of the Company, whichever is greater; and
(ii)After giving Participants an opportunity to exercise all their outstanding Options and SARs, all unexercised Options and SARs shall be cancelled and the Company shall cause to be paid to the holders of vested Options and SARs the value of such awards, if any, as determined by the Committee, in its sole discretion, it being understood that in the case of any Option with an Option Price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Options will be cancelled without the payment of consideration therefor . Without limiting the foregoing, if the per share Fair Market Value of the Shares does not exceed the per Share Option Price or SAR grant price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.
ARTICLE XII
Modification of Agreement

12.1    Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify the terms of an outstanding Agreement, provided that the exercise price of any Award may not be lowered other than pursuant to Section 4.4. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.
ARTICLE XIII
Amendment, Modification and Termination of the Plan

13.1    Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then traded, listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.
13.2    Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.4 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XIV
Withholding

14.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.
14.2    Withholding of Shares. With respect to employees, the Company may require a Participant whose Award granted hereunder has vested, or who exercises an Option or SAR granted hereunder to reimburse the Company for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such Shares or the payment of any amounts. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Committee shall in its sole discretion prescribe.
ARTICLE XV
Successors

15.1    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE XVI
General

16.1    Minimum Vesting Restriction. Awards shall fully vest over a period that is not less than one year from the date of grant; provided, however, that up to five percent of the Shares of Stock subject to the aggregate share reserve set forth in Section 4.1 as of Effective Date may be subject to Awards that are not subject to the vesting restriction in this Section 16.1. This minimum vesting requirement is not applicable to Awards granted through the assumption of, or in substitution for, outstanding Awards previously granted to individuals who become employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Subsidiary.
16.2    Forfeiture Events. The Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment or service for cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company.
16.3    Awards Subject to Clawback Policies and Other Restrictions.
(a)    Clawback Policies. Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if such person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.
(b)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(c)    Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.
(d)    Dividends/Distribution Restrictions. No dividends or other distributions will be paid on any outstanding Awards.
16.4    Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Measures or other event that absent the election would entitle the Participant to payment or receipt of Shares of Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
16.5    Requirements of Law. The granting of Awards and the issuance of Shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or self- regulatory organizations as may be required, including but not limited to, Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.
16.6    Effect of the Plan. The establishment of the Plan shall not confer upon any Key Associate or Director any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Key Associate or Director, nor is it a contract between the Company or any of its Subsidiaries and any Key Associate or Director. Participation in the Plan shall not give any Key Associate or Director any right to be retained in the service of the Company or any of its Subsidiaries. No Key Associate or Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.
16.7     Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.
16.8    Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the State of Maryland and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.
16.9    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16.10    Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

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APPENDIX B
SHORE BANCSHARES, INC.
2025 EMPLOYEE STOCK PURCHASE PLAN
1.Purpose. This Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of shares of Common Stock and provide participants with the opportunity to participate in the value created by the Company. The Company intends that the Plan will qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.
2.Definitions.
“Board or Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board, or such other committee appointed by the Board to administer the Plan.
“Common Stock” means the common stock of the Company, par value $0.01 per share.
“Company” means Shore Bancshares, Inc., a Maryland corporation, including any successor thereto.
“Compensation” means with respect to each Participant for each pay period, the full base salary or hourly wages, overtime pay, and commissions paid to such Participant by the Company or a Participating Subsidiary for compensation as an Employee, before deduction for any salary deferral contributions made by the Participant to any tax-qualified or nonqualified deferred compensation plan. Except as otherwise determined by the Committee, “Compensation” does not include the following: (i) bonuses, (ii) any amounts contributed by the Company or a Participating Subsidiary to any retirement or pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) any amounts realized from the exercise of any stock options or the vesting of equity-based awards, (vi) any amounts paid by the Company or a Participating Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.
“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.
“Custodian” means the agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.
“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining stockholder approval in accordance with Section 19.11 hereof.
“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
“Eligible Employee” means any Employee of the Company or a Participating Subsidiary who (i) has been employed for at least one (1) year and (ii) is regularly scheduled to work at least twenty (20) hours per week. “Eligible Employee” shall not include a temporary employee, a leased employee, or an intern.
“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined below. If the shares of Common Stock are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.
“Offering or Offering Period” means a period of three (3) months beginning each January 1st, April 1st, July 1st and October 1st of each year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.
“Participant” means an Eligible Employee who is actively participating in the Plan.
“Participating Subsidiaries” means Shore United Bank and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.
“Plan” means this Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.
“Purchase Date” means the last Trading Day of each Offering Period.
“Purchase Price” means an amount, as determined by the Committee, equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Purchase Date.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.
“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.
3.Administration. The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company. The Committee may delegate administrative tasks under the Plan to a third-party service provider or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant and issuing Participant statements in accordance with Section 16.
4.Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the

Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.
5.Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be three (3) months in duration, with new Offering Periods commencing on or about January 1, April 1, July 1 and October 1 of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.
6.Participation.
6.1.Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee may authorize payroll deductions from his or her paycheck in an amount equal to not less than five (5) and not more than one thousand dollars ($1,000) on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.
6.2.Election Changes. A Participant may discontinue his or her payroll deductions once during an Offering Period by filing a new Enrollment Form at least fifteen (15) days prior to the beginning of any month; however, a Participant may not decrease or increase his or her rate of payroll deductions during an Offering Period. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days (15) before the start of the next Offering Period. If a Participant elects to discontinue his or her payroll deductions during an Offering Period, but does not elect to withdraw from the Plan pursuant to Section 10 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Purchase Date.
6.3.Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 10, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.
7.Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price.
8.Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased, but notional fractional shares of Common Stock will be allocated to the Participant’s ESPP Share Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.
9.Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Custodian and may require that the shares of Common Stock be retained with such Custodian for a specified period of time. Participants will not have any voting, dividend, or other rights of a stockholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

10.Withdrawal.
10.1.Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.
10.2.Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.
11.Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least thirty (30) days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within thirty (30) days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.
12.Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.
13.Shares Reserved for Plan.
13.1.Number of Shares. A total of two hundred and fifty thousand (250,000) shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares or shares acquired on the open market. In addition, the number of shares remaining for the grant of options under the Company’s 2021 Employee Stock Purchase Plan on the Effective Date shall be added to the reserve under this Plan and, thereafter, no options shall be granted under the 2021 Employee Stock Purchase Plan.
13.2.Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.
14.Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.
15.Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.
16.Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.
17.Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period.
18.Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.
18.1.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.
18.2.Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
18.3.Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.
19.General Provisions.
19.1.Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.
19.2.No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.
19.3.Rights as Stockholder. A Participant will become a stockholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a stockholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided above.
19.4.Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
19.5.Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
19.6.Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.
19.7.Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two (2) years after the Offering Date or within one (1) year after the Purchase Date.
19.8.Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9, shall have a term of ten (10) years.
19.9.Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.
19.10.Applicable Law. The laws of the state of Maryland shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.
19.11.Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.
19.12.Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.
19.13.Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.
19.14.Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
19.15.Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.
The Board of Directors of Shore Bancshares, Inc. adopted the Plan on March 6, 2025.

Shore Bancshares

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

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VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 28, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2025 for shares held in the ESOP and for shares purchased through the ESPP. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 28, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2025 for shares held in the ESOP and for shares purchased through the ESPP. Have your proxy card in hand when you call and then follow the instructions.

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V69711-P26727

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHORE BANCSHARES, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Directors:

Nominees:			**For**	**Against**	**Abstain**
1a.	William E. Esham, III	Class I (term expires 2028)	☐	☐	☐
1b.	John A. Lamon, III	Class I (term expires 2028)	☐	☐	☐
1c.	Rebecca M. McDonald	Class I (term expires 2028)	☐	☐	☐
1d.	Esther A. Streete	Class I (term expires 2028)	☐	☐	☐

NOTE: Proxies have discretionary authority to vote on such other business as may properly come before the meeting or any adjournment thereof.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V69712-P26727

SHORE BANCSHARES, INC.
Annual Meeting of Shareholders
May 29, 2025 9:30 AM Eastern Time
This proxy is solicited by the Board of Directors

Except for the shares of common stock of Shore Bancshares, Inc. (the "Company") held in the plans defined below, the undersigned shareholder of the Company hereby appoints: Michael B. Adams and Dawn M. Willey, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held by the undersigned as of April 1, 2025 at the Annual Meeting of Shareholders called to convene on Thursday, May 29, 2025, and any adjournment or postponement thereof, for the purposes identified on this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein. Except as set forth in the following paragraph, if no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

If you hold shares of common stock of the Company through the Community Bank of the Chesapeake Employee Stock Ownership Plan and Trust (the "ESOP"), this proxy card covers all shares for which you have the right to give voting instructions to Austin J. Slater, Jr. and Joseph V. Stone, Jr., the trustees of the ESOP (the "Trustee"). This proxy card, when properly executed and dated, will be voted by the Trustee as you direct. If you do not direct the Trustee how to vote the shares of Company common stock credited to your plan account by 11:59 p.m., Eastern Time, on May 22, 2025, the Company will direct the Trustee to vote the shares held in the Plan in the same proportion as the voting instructions the Trustee receives from other participants as of that date and time.

If you purchased shares of common stock of the Company through the Shore Bancshares, Inc. 2021 Employee Stock Purchase Plan (the "ESPP") your shares will be tabulated and voted as directed. If you don't submit this proxy card by 11:59 p.m., Eastern Time, on May 22, 2025, your ESPP shares will not be voted at the annual meeting.

Continued and to be signed on reverse side